Exhibit 10.1

LIMITED LIABILITY COMPANY AGREEMENT
OF
ECOS BIO-ART, LLC

A Delaware Limited Liability Company

This LIMITED LIABILITY COMPANY AGREEMENT (this "Agreement") of Ecos Bio-Art, LLC, a Delaware limited liability company (the "Company"), made effective as of December 19, 2016, is (a) adopted by the Managers (as defined below) and (b) agreed to by the Members (as defined below).

ARTICLE 1
CERTAIN DEFINITIONS

"Act" means the Delaware Limited Liability Company Act and any successor statute, as amended from time to time.

"Adjusted Capital Account Deficit" means, with respect to any Member, the deficit balance, if any, in the Capital Account maintained for such Member as of the end of each fiscal year of the Company after giving effect to the following adjustments:

(a)              a credit to the Capital Account of any amounts which the Member is obligated to restore under this Agreement and the standards set forth in Treas. Reg. Sec. 1.704-(b)(ii)(c) or is deemed obligated to restore under Treas. Reg. Sec. 1.704-2(g)(1) (relating to partnership gains) and Treas. Reg. Sec. 1.704-2(i)(5) (relating to partnership nonrecourse debt minimum gain); and

(b)              debits to the Capital Account of amounts equal to:

(i)               all losses and deductions that, as of the end of the applicable fiscal year, are reasonably expected to be allocated to the Member in years subsequent to the applicable fiscal year under Code Sects. 704(e)(2) and 706(d) and under Treas. Reg. Sec. 1.751-1(b)(ii); and

(ii)              distributions that are reasonably expected to be made to the applicable Member to the extent that such distributions exceed offsetting increases in the applicable Member's Capital Account that are reasonably expected to occur during (or prior to) the year in which such distributions are reasonably expected to be made.

Notwithstanding anything to the contrary contained herein, an Adjusted Capital Account Deficit shall be determined in accordance with Treas. Reg. Sec. 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently with such Reg.

"Affiliate" of another Person means : (a) any entity or individual that directly or indirectly controls or holds the power to vote 10% or more of the outstanding voting securities of the Person in question; (b) any Person 10% or more of whose voting securities are directly or indirectly owned, controlled or held with power to vote, by such other Person; (c) any Person directly or indirectly controlling, controlled by, or under common control with such other Person; (d) any officer, director or partner of such other Person; and (e) if such other Person is an officer, director or partner, any company for which such Person acts in any such capacity.

"Agreed Value" of any Contributed Property means the fair market value of the property at the time of contribution as determined by the Managers and the contributing Member; provided, however, that the Agreed Value of any Property deemed contributed to the Company for federal income tax purposes upon termination and reconstitution thereof pursuant to Code Sec. 708 shall be determined in accordance with Section 3.5. Subject to Section 3.5, in the event that more than a single item of Property is contributed to the Company in a single or integrated transaction, the Managers shall use such method as it deems reasonable and appropriate to allocate the aggregate Agreed Value of Contributed Properties among each separate property in proportion to the respective fair market value of each such Property.

"Attorney" has the meaning given in Section 12.14.

"Book-Tax Disparity" concerning any item of Contributed Property or Revalued Property means, as of the date of any determination, the difference between the Carrying Value of such Contributed Property or Revalued Property and the adjusted basis thereof for federal income tax purposes as of such date. A Member's share of the Company's Book-Tax Disparities in all of the Company's Contributed Property and Revalued Property will be reflected by the difference between such Member's Capital Account balance, as maintained pursuant to Article 3, and the balance of such Member's Capital Account computed as if it had been maintained strictly in accordance with federal income tax accounting principles.

"Capital Account" has the meaning given that term in Section 3.5.

"Capital Contributions" means the total amount of capital contributed by a Member to the Company, as determined from time to time, which shall include cash contributions and the Net Agreed Value of any Contributed Property.

"Carrying Value" means:

(a)              with respect to a Contributed Property, the Agreed Value of such Property reduced (but not below zero) by all depreciation, depletion (computed as a separate item of deduction), amortization and cost recovery deductions charged to the Members' Capital Accounts;

(b)              with respect to a Revalued Property, the fair market value of such Property at the time of revaluation, as determined by the Managers in accordance with Section 3.7 below, reduced (but not below zero) by all depreciation, depletion, amortization and cost recovery deductions charged to the Members' Capital Accounts; and

(c)              with respect to any other Company Property, the adjusted basis of such Property for federal income tax purposes, all as of the time of determination.

The Carrying Value of any Property shall be adjusted from time to time in accordance with Sections 3.7(a) and (b) of this Agreement.

"Certificate of Formation" or "Certificate" means the Certificate of Formation filed for the Company in accordance with the Act.

"Change of Control" means, with respect to any Person, the occurrence of any of the following events: (i) the sale or other disposition of a majority of the outstanding capital stock entitled to vote in the election of directors, or of other ownership interests entitled to participate in management and control, of such Person to a Person or group of Persons who are not Affiliates of such Party in a single transaction or series of related transactions; (ii) the sale or other disposition of all or substantially all of the operating assets of such Person to a Person or group of Persons who are not Affiliates of such Person in a single transaction or series of related transactions; or (iii) a merger, consolidation or other similar transaction the effect of which is substantially the same as a transaction described in clause (i) or (ii) above.

"Code" means the Internal Revenue Code of 1986 and any successor statute, as amended from time to time.

"Company Property" or "Property" means all properties, assets and rights of any type owned by the Company.

"Confidential Information" has the meaning given in Section 10.7.

"Contributed Property" means any property contributed to the Company at any time or from time to time. Once the Carrying Value of Contributed Property has been adjusted pursuant to Section 3.7 hereof, such property shall be deemed Revalued Property and shall no longer be deemed Contributed Property.

"Ecos" means Ecolocap Solutions, Inc., a Nevada corporation, and its Permitted Transferees.

"Equipment Purchase Agreement" means that certain Equipment Purchase Agreement between the Company and LRS, dated as of the date hereof, which is attached hereto as Exhibit C.

"Fair Market Value" means the price per Interest that could be obtained in an open sale of all the Membership Interests, valued as a whole on the basis of a sale of the Company in an arms' length sale between a willing buyer and a willing seller, assigning equal value to each Interest, adjusted for customary discounts for illiquidity, lack of marketability and minority interest. Fair Market Value shall be determined by an appraisal by an independent certified appraiser with experience valuing businesses in the Company's industry (a "Qualified Appraiser") pursuant to the following methodology: the buying party and the selling party shall each select a Qualified Appraiser and such two Qualified Appraisers shall select a third Qualified Appraiser, and Fair Market Value will be the value reached by such third Qualified Appraiser. The determination of Fair Market Value by the Qualified Appraiser will be final and binding on the Company and all the Members. The selling party and the buying party shall each pay one half of the fees of the Qualified Appraiser. The Company and the Members shall provide reasonable cooperation with the Qualified Appraiser and the Qualified Appraiser will be allowed full access to the books, records, properties and employees of the Company.

"Indemnified Person" has the meaning given in Section 8.1.

"LRS" means Lakeshore Recycling Systems, LLC, a Delaware limited liability company and its Permitted Transferees, and their respective successors and assigns.

"Manager" means any Person elected as a Manager of the Company as provided in this Agreement, but does not include any Person who has ceased to be a Manager of the Company.

"Member" means each Person who acquires an Interest pursuant to this Agreement and each Person hereafter admitted to the Company as a Member as provided in this Agreement. The Members and their respective Interests are set forth on attached and incorporated Exhibit A.

"Member Minimum Gain" means with respect to each Member Nonrecourse Debt, the gain at any given time which would be realized by the Members if the Company disposed of the property encumbered by or otherwise subject to such Member Nonrecourse Debt for no consideration other than the full satisfaction of such Member Nonrecourse Debt. If the applicable property is subject to more than one liability, only that portion of the property's adjusted tax basis which is allocated to the applicable Member Nonrecourse Debt under the immediately succeeding sentence shall be used to compute Member Minimum Gain. The adjusted basis of Company Property subject to two or more liabilities of equal priority shall be allocated among such liabilities in proportion to their outstanding balances, and the adjusted basis of Company Property subject to two or more liabilities of unequal priority shall be allocated to the liabilities of subordinate priority only to the extent of the excess, if any, of the adjusted basis of such Property over the aggregate outstanding balance of all liabilities of superior priority. The priorities of any liability or any group of liabilities shall be determined by reference to all applicable facts and circumstances including, without limitation, all agreements by and between applicable creditors and all applicable corporate, commercial, bankruptcy and other laws. If a Book-Tax Disparity exists with respect to any Company Property, Member Minimum Gain shall be determined by using the Carrying Value instead of the adjusted tax basis of such property.

"Member Nonrecourse Debt" means any Nonrecourse Liability to the extent a Member or a Person who is related (as defined in Reg. Sec. 1.752-1(a)(3)) to a Member bears the economic risk of loss, as determined under Reg. Sec. 1.752-2, with respect to such liability. In the event that any Member (or a person related to any Member within the meaning of Reg. Sec. 1.752-1(a)(3)) bears the economic risk of loss for less than all of the outstanding balance of the Nonrecourse Liability, such Nonrecourse Liability shall be bifurcated in accordance with the principles of Reg. Sec. 1.752-2, and shall be treated as a Nonrecourse Liability to the extent that no Member (or related party) bears the economic risk of a loss, and as a Member Nonrecourse

Debt to the extent that the applicable Member (or related party) bears the economic risk of loss. Notwithstanding anything to the contrary contained herein, Member Nonrecourse Debt shall be determined in accordance with Reg. Sec. 1.704-2 as the same may be modified or supplemented from time to time.

"Member Nonrecourse Debt Deduction" means items of the Company's deductions, losses, and Code Sec. 705(a)(2)(B) expenditures (in each case computed based upon the Carrying Values of all Company assets if a Book-Tax Disparity exists with respect to such property) equal to the net increase, if any, in the amount of the aggregate Member Minimum Gain during any Company tax year ("Available Member Nonrecourse Debt Deductions "). If the net increase in the amount of Member Minimum Gain during any taxable year exceeds the Available Member Nonrecourse Debt Deductions, then the excess shall be carried over and treated as Member Minimum Gain of the applicable Member for the immediately succeeding taxable year and all taxable years thereafter until the cumulative Member Nonrecourse Debt Deductions for the applicable Member shall be equal to the sum of all net increases in Member Minimum Gain of the applicable Member for all Company years ending after the date of this Agreement. Generally, Member Nonrecourse Debt Deductions of the Company for a year will consist first of depreciation or cost recovery deductions with respect to property of the Company giving rise to the increase in Member Minimum Gain to the extent of such increase with any excess made up pro rata of all other items of deductions.

"Membership Interest" or "Interest" means the membership interest or interest of a Member in the Company, including the right to any and all benefits to which such Member may be entitled in accordance with this Agreement, and the obligations as provided in this Agreement and the Act.

"Minimum Gain" means, with respect to each Nonrecourse Liability of the Company, the gain (regardless of character) that would be realized by the Company if it disposed of the property encumbered by or subject to such Nonrecourse Liability for no consideration other than the full satisfaction of the Nonrecourse Liability. If property is subject to more than one liability, only that portion of the property's adjusted tax basis which is allocated to a Nonrecourse Liability under the immediately succeeding sentence shall be used to compute Minimum Gain. The adjusted basis of Company Property subject to two or more liabilities of equal priority shall be allocated among such liabilities in proportion to their outstanding balances, and the adjusted basis of Company Property subject to liabilities of unequal priority shall be allocated to the liabilities of subordinate priority only to the extent of the excess, if any, of the adjusted basis of such property over the aggregate outstanding balance of all liabilities of superior priority. The relative priorities of any liability or any group of liabilities shall be determined by reference to all applicable facts and circumstances including, without limitation, all agreements by and between applicable creditors and all applicable corporate, commercial, bankruptcy and other laws. If a Book-Tax Disparity exists with respect to any Company Property, the Minimum Gain shall be determined using the Carrying Value instead of the adjusted tax basis of the Property.

"Net Agreed Value" means, as follows:

(a)              for Contributed Property, the Agreed Value of such property net of liabilities either assumed by the Company upon such contribution or to which such property is subject when contributed to the Company, as determined in accordance with Code Sec. 752; and

(b)              for Property distributed to a Member, the Company's Carrying Value of such property at the time such Property is distributed, net of any indebtedness either assumed by such distributee Member upon such distribution or to which such Property is subject at the time of distribution, determined in accordance with Code Sec. 752.

"Net Cash Receipts" means, for any period, the gross cash proceeds from the Company's business (including any cash proceeds from the sale of Company Property outside the ordinary course of business or refinancing of indebtedness), less the portion thereof used to establish reasonable reserves in amounts determined by the Managers or to pay Company expenses, debt payments and capital expenditures. "Net Cash Receipts" shall not be reduced by depreciation, cost recovery, amortization or similar noncash deductions, and shall be increased by any reduction of reserves previously established by the Managers.

"Net LRS Output Sales" means gross output sales collected by the Company from sale of the Output by the Company derived from Systems sold to LRS, less the Company's cost of sales, which includes transportation, storage and any other direct expenses incurred by the Company in connection with the sale of such Output, and a reasonable allocation of electricity, rent, labor (including employee benefits), capital expenditures, city, state and local taxes, fees and permits, and any other overhead costs incurred by the Company, as determined by the Managers.

"Net Profit" means the sale price for the Systems less the cost of goods sold.

"Nonrecourse Liability" means a nonrecourse liability as defined in Reg. Sec. 1.704-
2(b)(3).

"Notice" has the meaning given in Section 12.2.

"Output" means output created by the System that is an organic fertilizer or other application that has resale value.

"Percentage Ownership" means the percentage participation of a Member in Profits and Losses and distributions determined by dividing the number of Membership Interests of such Member by the total number of Membership Interests owned by all Members. The Percentage Ownership of each Member is set forth on Exhibit A attached hereto and made a part hereof.

"Person" means any individual, corporation, trust, partnership, joint venture, limited liability company or other entity.

"Profits" and "Losses" mean, for each fiscal year, an amount equal to the Company's taxable income or loss for such year, determined in accordance with Code Sec. 703(a) (including all items required to be stated separately) with the following adjustments:

(a)              any income exempt from federal income tax shall be included;

(b)              any expenditures of the Company described in Code Sec. 705(a)(2)(B) (including expenditures treated as such pursuant to Reg. Sec. 1.704-1(b)(2)(iv)(i)) shall be subtracted;

(c)              if any Company Property is revalued pursuant to Section 3.7, the amount of such adjustment shall be taken into account in determining gain or loss from the disposition of such Property;

(d)              any items which are specially allocated pursuant to Section 4.3 shall not be taken into account in computing Profits or Losses;

(e)              gain or loss resulting from any disposition of Company Property with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the Carrying Value of the Property disposed of, notwithstanding that the adjusted tax basis of such Property differs from its Carrying Value; and

(f)                 in the case of Property having a Book-Tax Disparity, in lieu of depreciation, amortization or other cost recovery deductions allowable under the Code ("Tax Depreciation"), there shall be taken into account for each Property a depreciation allowance which bears the same ratio to its initial Agreed Value (or, with respect to Revalued Property, its initial Carrying Value) as the Tax Depreciation for such year bears to the beginning adjusted tax basis of such Property.

"Regulatory Allocations" has the meaning given in Section 4.3.

"Related Party" means (a) any of the spouse, parents and descendants (whether natural or adopted) of a Member (collectively, "Relatives"), (ii) any custodian of a custodianship for and on behalf of one or more of such Relatives or a Member, (iii) any trustee of a trust or trusts solely for the benefit of a Member and/or one or more such Relatives of a Member, and (iv) any corporation, partnership, limited liability company or other entity more than 50% of the voting power of which is owned or controlled by a Member or a Related Party of a Member.

"Representative" means the legally appointed guardian of a mentally incapacitated Member, the conservator of a mentally incapacitated Member's assets or the legally appointed and qualified executor or personal representative of the estate of a deceased Member. In the event no such guardian, executor or personal representative is appointed, then the Representative shall mean the spouse of such incapacitated or deceased Member, or if such Member does not have a spouse or the spouse is not then living or is unable or unwilling to act, such Member's then living lineal descendants who are willing and capable of acting, one at a time in descending order of age but in no event younger than 21 years of age or, if none, such Member's then living lineal ancestors who are willing and capable of acting, one at a time and in ascending order of age.

"Revalued Property" means any Property which has had its Carrying Value adjusted in accordance with Section 3.7(a) or (b).

"System" means a biofermentation system which turns organic waste into a byproduct which can be processed into a high quality organic fertilizer, as described in further detail on Exhibit B attached hereto.

"Transfer" means, with respect to an Interest, a sale, assignment, gift or any other disposition, whether voluntary, involuntary or by operation of law.

"Treasury Regulations," "Treas. Reg." or "Reg." means the income tax regulations promulgated under the Code as amended from time to time (including corresponding provisions of succeeding regulations).

"Unrealized Gain" attributable to any item of Company Property means, as of any date of determination, the excess, if any, of (a) the fair market value of such Property (as determined under Section 3.7 hereof) as of such date, over (b) the Carrying Value of such Property as of such date (prior to any adjustment to be made pursuant to Section 3.7 as of such date).

"Unrealized Loss" attributable to any item of Company Property means, as of any date of determination, the excess, if any, of (a) the Carrying Value of such Property as of such date (prior to any adjustment to be made pursuant to Section 3.7 as of such date), over (b) the fair market value of such Property (as determined under Section 3.7) as of such date.

ARTICLE 2
ORGANIZATION

2.1             Organization. The Company has been organized as a Delaware limited liability company under and pursuant to the Act and the issuance of Certificate of Formation for the Company by the Secretary of State of Delaware. The rights and obligations of the Members are as set forth in the Act except as this Agreement expressly provides otherwise.

2.2             Name.  The name of the Company is "ECOS Bio-Art, LLC" and all Company business must be conducted in that name or such other name the Managers may select from time to time and which is in compliance with all applicable laws.

2.3             Registered Office and Registered Agent and Principal Office.  The registered office of the Company required by the Act to be maintained in the State of Delaware is the office of the initial registered agent named in the Certificate or such other office as the Managers may designate from time to time in the manner provided by law. The registered agent of the Company in the State of Delaware is the initial registered agent named in the Certificate or such other Person or Persons as the Managers may designate from time to time. The principal office of the Company may be at such place as the Managers may designate from time to time.

2.4            Purposes.  The purpose of the Company is to conduct any lawful business whatsoever that may be conducted by limited liability companies pursuant to the Act, including, initially, marketing, distributing, reselling and/or leasing the Systems to LRS and other customers of the Company and marketing, distributing and selling Output, and any and all activities related thereto (the "Initial Purpose").

2.5            Foreign Qualification.  The Managers may not permit the Company to engage in any business outside the State of Delaware unless and until the Company has complied with the requirements necessary to qualify the Company as a foreign limited liability company in the jurisdiction in which the Company conducts business.

2.6             Term.  The Company commenced on the date of issuance of its Certificate of Formation and has a perpetual term and will continue until it is dissolved in accordance with either the provisions of this Agreement or the Act.

2.7             Recapitalization, Acquisitions, Restructuring and Mergers.  The Company may participate in or be a party to any recapitalization, acquisition, restructuring or merger in accordance with and as allowed by the Act.

2.8             Entity Declaration.  The Company is not a general partnership or a limited partnership or a joint venture, and no Member or Manager should be considered a partner or joint venturer of or with any other Member or Manager, for any purposes other than for federal and state tax purposes, and this Agreement shall not be construed otherwise.

ARTICLE 3
CAPITAL CONTRIBUTIONS AND CAPITAL ACCOUNTS

3.1             Capital Contributions.  Ecos will contribute to the Company the Net Profit resulting from the sale of the first eight (8) Systems to LRS pursuant to the Equipment Purchase Agreement promptly after receipt. The Members have made initial Capital Contributions to the Company in the amounts reflected on Exhibit A.

3.2            Subsequent Contributions.  No Member shall be obligated to make any Capital Contributions to the Company other than the initial Capital Contributions referred to in Section 3.1.

3.3             Return of Capital Contributions.  Except as expressly provided herein, no Member shall be entitled to the return of any part of its Capital Contributions or to be paid interest in respect of either its Capital Account or its Capital Contributions. Any unrepaid Capital Contribution is not a liability of the Company or of any Member or Manager.

3.4             Loans by Managers and Members.  Any Manager or Member may, but is not obligated to, loan to the Company such sums as the Managers determine to be appropriate for the conduct of the Company's business, upon terms and for such maturities as the Managers determine are commercially reasonable.

3.5             Capital Accounts.  A separate capital account ("Capital Account") will be maintained for each Member in accordance with Reg. Sec. 1.704-1(b)(2)(iv). Subject to the requirements of Reg. Sec. 1.704-1(b)(2)(iv):

(a)              the Company will credit each Member's Capital Account with: (i) all cash contributions of such Member to the Company; (ii) the Net Agreed Value of Contributed Property; (iii) such Member's share of the Company's Profits; (iv) the amount of any liabilities of the Company assumed by such Member (other than liabilities included in the netting process of subsection (b)(ii) below or increases in the Member's share of the Company's liabilities determined in accordance with the provisions of Code Sec. 752); and (v) the amount of any basis increase in Company Property attributable to investment credit recapture allocated to such Member; and

(b)              the Company will debit each Member's Capital Account for: (i) distributions of cash to such Member; (ii) the Net Agreed Value of Company Property distributed to such Member; (iii) such Member's share of the Company's Losses (including expenditures which can neither be capitalized nor deducted for tax purposes, organization and syndication expenses not subject to amortization, and loss on sale or disposition of Company Property, whether or not disallowed under the rules of Code Sec. 267 or Sec. 707, but excluding losses or deductions described in Reg. Sec. 1.704- 1(b)(4)(i) or (iii)); (iv) the amount of any liabilities of such Member assumed by the Company (other than liabilities already included in the netting process of subsection (a)(ii) above or decreases in the Member's share of the Company's liabilities determined in accordance with the provisions of Code Sec. 752); and (v) the amount of any basis decrease in Company Property attributable to investment credit recapture allocated to such Member.

3.6             Capital Accounts Upon Sale or Exchange of Membership Interests.  Upon the sale or exchange of an Interest, the following shall apply: (i) if such sale or exchange causes a termination of the Company in accordance with Code Sec. 708(b)(1)(B), the Company's Property shall be deemed to have been distributed to the Members in a liquidation of the Company and to have been recontributed to a new Company, and the Capital Accounts of the Members shall be redetermined in accordance with Section 3.7; or (ii) if such sale or exchange does not cause a termination of the Company in accordance with Code Sec. 708(b)(1)(B), the Capital Account of the selling or exchanging Member will be transferred to the transferee on a pro rata basis.

3.7             Revaluation of Capital Accounts Upon Occurrence of Certain Events.

(a)               Contributions.  In accordance with the provisions of Reg. Sec. 1.704-1(b)(2)(iv)(f) if, after the initial capital is contributed pursuant to Section 3.1, money or property in other than a de minimis amount is contributed to the Company in exchange for an Interest, the Capital Accounts of the Members and Carrying Values of all the Company's Property (determined immediately prior to such issuance) shall be adjusted to reflect the Unrealized Gain or Unrealized Loss attributable to each such Company Property as if such Unrealized Gain or Unrealized Loss had been recognized on a sale of each such item of Company Property immediately prior to such issuance and had been allocated to the Members in accordance with Article 4. In determining the Unrealized Gain or Unrealized Loss, the fair market value of Company Property shall be as determined by the Managers.

(b)              Distributions.  In accordance with the provisions of Reg. Sec. 1.704-1(b)(2)(iv)(f), if money or Company Property in other than a de minimis amount is distributed (including any deemed distribution under Section 3.6(i)) to a Member in exchange for all or part of an Interest, the Capital Accounts of the Members and the Carrying Values of all the Company's Property (determined immediately prior to such distribution) shall be adjusted to reflect the Unrealized Gain or Unrealized Loss attributable to each item of Company Property as if such Unrealized Gain or Unrealized Loss had been recognized on a sale of each such item of Company Property immediately prior to such distribution and had been allocated to the Members in accordance with Article 4. In determining the Unrealized Gain or Unrealized Loss, the fair market value of the distributed Property shall be as determined by the Managers.

(c)              Liquidation.  If the Company is liquidated within the meaning of Treas. Reg. Sec. 1.704-1(b)(2)(ii)(g), the Carrying Values of all of the Company's Property (determined immediately prior to the liquidation) shall be adjusted to reflect the Unrealized Gain or Unrealized Loss attributable to each Company Property as if the Unrealized Gain or Unrealized Loss had been recognized on a sale of each such item of Company Property immediately prior to such liquidation. In determining the Unrealized Gain or Unrealized Loss, the fair market value of the Company Property shall be determined by the Managers.

(d)              Services.  In accordance with the provisions of Treas. Reg. Sec. 1.704-1(b)(2)(iv)(f), if the Company grants an Interest (other than a de minimis Interest) as consideration for the performance of services to or for the benefit of the Company, the Carrying Values of all the Company's Property (determined immediately prior to such issuance) shall be adjusted to reflect the Unrealized Gain or Unrealized Loss attributable to each such Company Property as if such Unrealized Gain or Unrealized Loss had been recognized on a sale of each such item of Company Property immediately prior to such issuance. In determining the Unrealized Gain or Unrealized Loss, the fair market value of Company Property shall be as determined by the Managers.

(e)               Other Adjustments.  The Carrying Values of Company Property shall be increased or decreased to reflect any adjustments to the adjusted basis of such assets pursuant to Code Section 734(b) or Section 743(b), but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to (i) Treas. Reg. Sec. 1.704-1(b)(2)(iv)(m); and (ii) subparagraph (g) of the definition of Profits and Losses hereof, provided, however, that Carrying Value shall not be adjusted pursuant to this subparagraph to the extent the Managers determine that an adjustment pursuant to Sections 3.7(a), (b), (c) or (d) is necessary or appropriate in connection with the transaction that would otherwise result an adjustment pursuant to this subsection I.

(f)                Managers Discretion.  The adjustments pursuant to subsections (a), (b) or (d) above shall be made only if the Managers reasonably determine that such adjustments are necessary or appropriate to reflect the relative economic interests of the Members in the Company.

ARTICLE 4
ALLOCATIONS AND DISTRIBUTIONS

4.1             Allocation of Profits.  After giving effect to the special allocations set forth in Section 4.3, Profits for each fiscal year shall be allocated among the Members as follows:

(a)              All Profits resulting from any Net LRS Output Sales (i) sixty percent (60%) to LRS, and (ii) forty percent (40%) to Ecos;

(b)              All other Profits, if any, to the Members, in accordance with their Percentage Ownerships.

4.2             Allocation of Losses.  After giving effect to the special allocations set forth in Section 4.3, Losses for each fiscal year shall be allocated among the Members:

(a)              All Losses resulting from any Net LRS Output Sales, (i) sixty percent (60%) to LRS, and (ii) forty percent (40%) to Ecos;

(b)              All other Profits, if any, to the Members, in accordance with their Percentage Ownerships.

(c)              The Losses allocated pursuant to Sections 4.2(a)-(b) shall not exceed the maximum amount of Losses that can be so allocated without causing any Member to have an Adjusted Capital Account Deficit at the end of any fiscal year. In the event some but not all of the Members would have an Adjusted Capital Account Deficit as a consequence of an allocation of Losses pursuant to such Sections, the limitations set forth in this Section 4.2(d) shall be applied on a Member-by-Member basis so as to allocate the maximum permissible loss to each Member under the Treasury Regulations.

4.3             Special Allocations.  Items of income, gain, loss and deduction will be allocated in accordance with the provisions of this Section 4.3 without regard to the allocation provisions contained in Sections 4.1 and 4.2, in the following order:

(a)              Minimum Gain Chargeback.  Notwithstanding any other provision of this Article 4, if there is a net decrease in Minimum Gain during any Company fiscal year, each Member shall be specially allocated items of Company income and gain for such year (and, if necessary, subsequent years) in an amount equal to such Member's share of the net decrease in Minimum Gain, determined in accordance with Reg. Sec. 1.704-2(g). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Member pursuant thereto. The items to be so allocated shall be determined in accordance with Reg. Sec. 1.704-2(f)(6) and (j)(2). This Section 4.3(a) is intended to comply with the minimum gain chargeback requirement in Reg. Sec. 1.704-2(f) and shall be interpreted consistently therewith.

(b)              Member Minimum Gain Chargeback.  Notwithstanding any other provision of this Article 4 except Section 4.3(a), if there is a net decrease in Member Minimum Gain attributable to a Member Nonrecourse Debt during any Company fiscal year, each Member who has a share of the Member Minimum Gain attributable to such Member Nonrecourse Debt, determined in accordance with Reg. Sec. 1.704-2(i)(5), shall be specially allocated items of Company income and gain for such year (and, if necessary, subsequent years) in an amount equal to such Member's share of the net decrease in Member Minimum Gain attributable to such Member Nonrecourse Debt, determined in accordance with Reg. Sec. 1.704-2(i)(4). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to the Members pursuant thereto. The items to be so allocated shall be determined in accordance with Reg. Sec. 1.704-2(i)(4) and (j)(2). This Section 4.3(b) is intended to comply with the minimum gain chargeback requirement in Treas. Reg. Sec. 1.704-2(i)(4) and shall be interpreted consistently therewith.

(c)               Qualified Income Offset.  If any Member's Capital Account is unexpectedly adjusted for, or such Member is unexpectedly allocated or there is unexpectedly distributed to such Member any item described in Reg. Sec. 1.704-1(b)(2)(ii)(d)(4)-(6), and such treatment creates or increases a Member's Adjusted Capital Account Deficit, then without regard to the allocation provisions provided in Sections 4.1 and 4.2, the Company shall allocate to such Member items of Company income and gain (consisting of a pro rata portion of each item of Company income, including gross income, and gain for such year) in an amount and manner sufficient to eliminate such Adjusted Capital Account Deficit as quickly as possible; provided that an allocation pursuant to this Section 4.3(c) shall be made only if and to the extent that the Member would have an Adjusted Capital Account Deficit after all other allocations provided for in this Article 4 have been tentatively made as if this Section 4.3(c) were not in this Agreement.

(d)               Gross Income Allocation.  In the event that a Member has a deficit Capital Account at the end of any Company fiscal year which is in excess of the sum of (i) the amount the Member is obligated to restore pursuant to any provision of this Agreement, and (ii) the amount the Member is deemed to be obligated to restore pursuant to Reg. Secs. 1.704-2(g) and (i)(5), the Member shall be specially allocated items of Company income and gain in the amount of such excess as quickly as possible, provided that an allocation pursuant to this Section 4.3(d) shall be made if and to the extent that the Member would have a deficit Capital Account in excess of such sum after all other allocations provided for in this Article 4 have been tentatively made as if this Section 4.3(d) were not in this Agreement.

(e)               Nonrecourse Deductions.  Nonrecourse Deductions, if any, for any fiscal year shall be allocated to the Members in accordance with their Percentage Ownerships.

(f)                Member Nonrecourse Debt Deductions.  Any Member Nonrecourse Debt Deductions for any fiscal year shall be allocated to the Member who bears the risk of loss with respect to the liability to which such Member Nonrecourse Debt Deductions are attributable in accordance with Reg. Sec. 1.704-2(i).

(g)              Unrecaptured Section 1250 Gain.  For purposes of determining the amount of unrecaptured Section 1250 gain allocable to each Member, a Member's share of depreciation is determined in accordance with Reg. Sec. 1.1245-1I, so that the unrecaptured Section 1250 gain is allocated to the Members who received the depreciation deductions.

(h)               Curative Allocations.  The allocations set forth in Section 4.2(b) and Sections 4.3(a) through 4.3(g) ("Regulatory Allocations") are intended to comply with certain requirements of Reg. Sec. 1.704-1(b). Notwithstanding any other provision of Article 4 (other than the Regulatory Allocations), the Regulatory Allocations shall be taken into account in allocating other profits, losses and items of income, gain, loss and deduction among the Members so that, to the extent possible, the net amount of such allocations of other profits, losses and other items and the Regulatory Allocations to each Member shall be equal to the amount that would have been allocated if the Regulatory Allocations had not occurred.

(i)                Code Section 704I Allocations.  In accordance with Code Sec. 704I, income, gain, loss and deduction concerning any Contributed Property shall, solely for tax purposes, be allocated among the Members to take account of any variation between the adjusted tax basis of such property and the Net Agreed Value of such property upon contribution. If the value of any Company Property is adjusted under Section 3.7 of this Agreement, subsequent allocations of income, gain, loss and deduction with respect to such asset shall take account of any variation between the adjusted tax basis of such asset for federal income tax purposes and its Carrying Value in the same manner as under Code Sec. 704I. Allocations under this Section 4.3(i) are solely for purposes of federal income taxes and will not affect or be taken into account in computing any Member's Capital Account.

4.4             Other Allocation Rules.

(a)              In the event Members are admitted to the Company on different dates, the Profits or Losses allocated to the Members for each such fiscal year during which Members are so admitted shall be allocated among the Members in proportion to the number and class of Interests each holds from time to time during such fiscal year in accordance with Code Sec. 706, using any convention permitted by law and selected by the Managers.

(b)              Solely for purposes of determining a Member's proportionate share of the Company's "excess nonrecourse liabilities" within the meaning of Reg. Sec. 1.752-3(a)(3), and solely for such purpose, the Member's Percentage Ownership in the Company is specified to be his applicable interest.

(c)              Except as otherwise provided in this Agreement, all items of Company income, gain, loss, deduction and any other allocations not otherwise provided for shall be divided among the Members in the same proportions as they share Profits or Losses, as the case may be, for the year.

4.5             Allocations Concerning Transferred Interests.  Unless the Code requires otherwise, any Profits or Losses allocable to an Interest which has been transferred during any year shall be allocated among the Persons who were holders of such Interest during such year by taking into account their varying interests during such taxable year in accordance with Code Sec. 706(d) and using any convention selected by the Managers.

4.6             Distributions of Net Cash Receipts.

(a)               Except as otherwise provided in Section 11.3, Net Cash Receipts resulting from Net LRS Output Sales shall be distributed from time to time as determined by the Managers as follows: (i) sixty percent (60%) to LRS; and (ii) forty percent (40%) to Ecos;

(b)              Except as otherwise provided in Section 11.3, Net Cash Receipts except for those distributed in accordance with Section 4.6(a), if any, shall be distributed from time to time as determined by the Managers to the Members in proportion to their respective Percentage Ownerships.

4.7             Tax Distributions.  To the extent permitted by the Company's lender(s), if any, and to the extent Net Cash Receipts are available for distribution, the Managers shall cause the Company to distribute sufficient cash to enable Members to pay federal and state income taxes arising from the Company's Profits allocated to the Members during a Fiscal Year in an amount equal to the Company's Profits allocated to each Member for such Fiscal Year times the highest marginal Federal and Delaware state income tax rates for such year (a "Tax Distribution"). Such distribution shall be paid with respect to a Fiscal Year of the Company within ninety (90) days after the end of such Fiscal Year or at such earlier times and in such amounts as determined in good faith by the Managers to be appropriate to enable the Members to pay estimated income tax liabilities. Tax Distributions shall be treated as advance distributions of amounts otherwise distributed pursuant to Section 4.6(b).

ARTICLE 5
MEMBERSHIP; DISPOSITIONS OF INTERESTS

5.1             Representations and Warranties.  Each Member hereby represents and warrants to the Company and to each other Members that:

(a)              Organization and Authority Matters.  (i) If that Member is a corporation, limited liability company, partnership, trust, or other entity, it is duly organized, validly existing, and in good standing under the law of the state of its organization and is duly qualified and (if applicable) in good standing as a foreign entity in the jurisdiction of its principal place of business (if not organized therein); (ii) the Member has full corporate, limited liability company, partnership, trust, or other applicable power and authority to execute and agree to this Agreement and to perform its obligations hereunder and all necessary actions by the board of directors, shareholders, managers, members, partners, trustees, beneficiaries, or other Persons necessary for the due authorization, execution, delivery, and performance of this Agreement by that Member have been duly taken; (iii) the Member has duly executed and delivered this Agreement; and (iv) the Member's authorization, execution, delivery, and performance of this Agreement does not conflict with (A) any law, rule or court order applicable to that Member, (B) that Member's articles of incorporation, bylaws, partnership agreement, agreement or certificate of organization, or (C) any other agreement or arrangement to which that Member is a party or by which it is bound.

(b)              Investment Matters.  (i) The Member is acquiring his Interest for his own account for investment and not with a view to the resale, distribution or fractionalization thereof; (ii) the Member is an accredited investors as such term is defined in Regulation D under the Securities Act of 1933; (iii) the Member has, alone or together with his purchaser representatives, such knowledge and experience in financial matters that he is capable of evaluating the relative risks and merits of this investment; (iv) the Member has adequate means of providing for his current needs and personal contingencies and has no need for liquidity in this investment and is able to bear the economic risk of this investment for an indefinite period of time; (v) all documents and records requested by the Member have been delivered or made available to him and the Member's investment decision is based upon his own investigation and analysis and not the representations or inducements of any Manager or Member; (vi) the Member understands that the Interests have not been, and will not be, registered under the Securities Act of 1933 in reliance upon applicable exemptions from registration; and (vii) the Member under that there are substantial restrictions on the transferability of the Interests under the Securities Act of 1933 and state securities laws and under this Agreement and further understands that for the foreseeable future, there will be no public market for the Interests and the Company is under no obligation to register the Interests under the Securities Act of 1933 at some future date.

5.2              Restrictions on Transfer of Membership Interests.

(a)              No Transfers.  Except as otherwise specifically provided in this Agreement, the parties have agreed that it is not desirable that any of the Membership Interests be sold or transferred because the Members desire to provide for continuity of membership and management of the Company. No Member may Transfer an Interest in the Company except in accordance with Sections 5.3 or 5.4. Any attempted Transfer of an Interest, or any part thereof, without compliance with this Agreement shall be, and is hereby declared, null and void ab initio. The Members agree that the foregoing transfer restriction is intended to permit the harmonious operation of the Company's business, is reasonable in view of the Company's purpose and the relationship of the Members, and may be specifically enforced by the Company, the Managers and each Member.

(b)              Effectiveness of Assignment.  Any Transfer of Membership Interests must be made by a written instrument. No Transfer will be effective unless it is specifically permitted under this Section 5.2 and:

(i)            the transferor delivers to the Managers an opinion of counsel in form and substance satisfactory to counsel designated by the Managers that neither the Transfer nor any offering in connection therewith violates any provision of any federal or state securities law;

(ii)            the transferee executes a statement that he is acquiring such Interest or such part thereof for his own account for investment and not with a view to distribution, fractionalization or resale thereof;

(iii)            the Company receives a favorable opinion of the Company's legal counsel that such Transfer would not result in the termination of the Company (within the meaning of Section 708(b) of the Code) or termination of its status as a partnership under the Code; and

(iv)            the Company receives a transfer fee sufficient to cover all expenses in connection with the transfer, including but not limited to legal fees incurred in connection with the legal opinions referred to in Section 5.2(b)(iii).

The Managers may elect to waive the requirements of the opinions of counsel set forth in subsection (iii) and the transfer fee set forth in subsection (iv) in their sole discretion. The Transfer by a Member of all or part of his Interest shall become effective on the first day of the calendar month immediately succeeding the month in which all of the requirements of this Section 5.2 have been met. All distributions prior to the effective date shall be made to the transferor, and all distributions made thereafter shall be made to the transferee.

(c)               Requirements for Admission.  No transferee of Membership Interests, including a Related Party (as defined herein), shall have the right to become a Member unless and until the Transfer becomes effective in accordance with Section 5.2(b) and all of the following conditions are satisfied:

(i)            A duly executed and acknowledged written instrument of transfer approved by the Managers has been filed with the Company setting forth (A) the intention of the transferee to be admitted as a Member; (B) the notice address of the transferee; and (C) the number of Membership Interests transferred by the transferor to the transferee;

(ii)            The transferor and transferee execute and acknowledge, and cause such other Persons to execute and acknowledge, such other instruments and provide such other evidence as the Managers may reasonably deem necessary or desirable to effect such admission, including without limitation: (A) the written acceptance and adoption by the transferee of the provisions of this Agreement, including a representation and warranty that the representations and warranties in Section 5.1 are true and correct with respect to the transferee; (B) the transferee's completion of a purchaser qualification questionnaire which will enable counsel for the Company to determine whether such proposed substitution is consistent with the requirements of a private placement exemption from registration under the Securities Act of 1933 and relevant state law; and (C) the transferee's completion, if applicable, of an acknowledgment of the use of a purchaser representative, and such representative's completion of a purchaser representative questionnaire which will enable counsel for the Company to determine whether such proposed substitution is consistent with the requirements of a private placement exemption from registration under the Securities Act of 1933 and relevant state law;

(iii)            The admission is approved by the Managers and the Members; and

(iv)            A fee has been paid to the Company sufficient to cover all expenses in connection with the admission, subject to the Managers' right to waive these fees in its sole discretion.

(d)              Rights of Mere Assignees.  If a transferee of an Interest is not admitted as a Member, it shall be entitled to receive the allocations and distributions attributable to the transferred Interest, but it shall not be entitled to inspect the Company's books and records, receive an accounting of Company financial affairs or otherwise take part in the Company's business or exercise the rights of a Member under this Agreement.

5.3             Permitted Transfers.  Notwithstanding anything to the contrary contained in this Agreement, Membership Interests may be Transferred (a "Permitted Transfer") in the case of Transfers by a Member or a Permitted Transferee (as herein defined) to the Representative of such Member, to the Company, or to a Related Party (each such transferee, a "Permitted Transferee").

5.4             Right of First Refusal.

(a)              If a Member desires to sell any Interests in a bona fide arm's length sale to a third party purchaser (other than in a Permitted Transfer), such Member shall deliver a written notice (an "Offer Notice") to the Managers and the other Members. The Offer Notice shall disclose in reasonable detail the identity of the proposed transferee(s) (including all parties holding controlling interests in such proposed transferee), the proposed amount of Interests to be transferred and the terms and conditions of the proposed sale and shall include a true and correct copy of the written offer to purchase Interests received by the transferring Member.

(b)              The delivery by the transferring Member of the Offer Notice shall create an option in favor of the non-transferring Members to purchase the Interests specified in the Offer Notice, which option may be exercised in accordance with, and will be subject to the terms set forth below in this Section 5.4(b). The non-transferring Members may elect to purchase all of the Interests subject to the option granted by this Section 5.4, by delivering written notice of such election to the Managers and the Member whose Interests are the subject of the option within 15 days following the delivery of the Officer Notice (such 15-day period being referred to herein as the "Members Election Period"). If the exercising Members elect to purchase more Interests than are subject to the option, each purchasing Member shall be entitled to purchase its pro rata share of such Interests based upon their relative Percentage Ownerships and any remaining Interests will be allocated among the Members desiring to purchase them based upon such Members' relative Percentage Ownerships.

(c)              Notwithstanding anything to the contrary herein, no exercise of any option granted under this Section 5.4, will be effective unless the Members, collectively, have elected to purchase all (but not less than all) of the Interests subject to the option.

(d)              In the case of an option under this Section 5.4, the purchase price for the Membership Interests and the payment terms therefore will be those set forth in the Offer Notice. Purchasers of Interests under this Section 5.4 are entitled to receive customary representations and warranties as to ownership, title, authority to sell and the like from the selling Member regarding the subject Interests and to receive such other documents as may be reasonably necessary to effect the purchase of the Interests.

(e)              If the Members do not exercise their option to purchase all of the Interests specified in the Offer Notice by the expiration of the Member Election Period, the transferring Member may, within sixty (60) days following the expiration of the Member Election Period, sell the Interests specified in the Offer Notice to the party or parties named therein at a price no less than the price specified in the Offer Notice and otherwise on terms and conditions no more favorable to the transferee than those offered in the Offer Notice. Any Interests not transferred within such sixty (60) day period shall be again subject to the provisions of this Section 5.4 with respect to any subsequent Transfer.

5.5             Sale by a Majority Interest.

(a)              Tag Along Rights.  If the right of first refusal in Section 5.4 is not exercised with respect to a Transfer described in an Offer Notice, which relates to the sale of Membership Interests representing holders of greater than 50% of the outstanding Membership Interests of the Company in a transaction or series of related transactions (a "Majority Sale"), all other Members will have the option to sell their Membership Interests in the transaction described in the Offer Notice as additional selling Members, on identical terms and conditions, by delivering a written notice thereof to the Offering Member(s) within 30 days after delivery of the Offer Notice. Each other Member may Transfer up to the Percentage Ownership of Interests then owned by such other Member as the Percentage Ownership of Membership Interests to be sold by the Offering Member(s) in the transaction bears to the aggregate number of Membership Interests then owned by the Offering Member; provided, however, that if the transferee refuses to purchase all of such Membership Interests, the number of Membership Interests to be sold in the transaction shall be reduced pro-rata (in proportion to the total number of Membership Interests initially sought to be sold by the Offering Member(s) and the other Members) to the extent necessary to consummate the transaction.

(b)              Drag-Along Rights.  If the right of first refusal in Section 5.4 is not exercised with respect to a Transfer described in an Offer Notice, which relates to a Majority Sale, then the Offering Member(s) may within 30 days from delivery of the

Offer Notice, by written notice to the other Members, require that all of the other Members sell all of their Membership Interests in the transaction described in the Offer Notice on identical terms and conditions as set forth in the Offer Notice. The other Members must so sell their Membership Interests and take all other desirable actions reasonably requested by the Offering Member(s) in connection with the sale described in the Offer Notice.

5.6             Preemptive Rights on Subsequent Issuances.

(a)              Each Member shall have a preemptive right to purchase all or any portion of its pro rata share of any Equity Securities (as hereinafter defined) that the Company may from time to time, propose to issue and sell after the date of this Agreement. A Member's pro rata share is equal to the amount of such Equity Securities so that the Member maintains its then current Percentage Interest in the Company, on a fully diluted basis. The term "Equity Securities" means any Membership Interests, any other security convertible into Membership Interests or any warrant, option or other right to purchase any such security.

(b)              The Managers shall give each Member notice of its intention, describing the Equity Securities, the price and the terms and conditions upon which the Company proposes to issue the Equity Securities. Each Member shall have 15 days from the receipt of such notice to agree to purchase all or any portion of its pro rata share of the Equity Securities for the price and upon the terms and conditions specified in the notice by giving written notice to the Company and therein the quantity of Equity Securities to be purchased.

(c)              After the end of the 15-day period specified in subsection (b) above, the Company shall have 180 days thereafter to sell the Equity Securities in respect of which the Member's rights were not exercised at a price and terms and conditions no more favorable to the purchaser thereof than specified in the Company's notice pursuant to subsection (a). If the Company has not sold such Equity Securities within such 180-day period, the Company shall not thereafter issue or sell any Equity Securities without first offering such securities to the Members in the manner provided above.

5.7             LRS' Ownership.  The following issuances shall not be subject to the preemptive rights set forth in Section 5.6 above.

(a)              For each System purchased by LRS under the Equipment Purchase Agreement after the Initial System is purchased, LRS shall automatically be issued additional Membership Interests at no additional cost to LRS and with no required additional Capital Contribution such that LRS' Percentage Ownership shall automatically increase by 5%, until such time as LRS has purchased eight (8) Systems. The Managers shall amend Exhibit A to reflect such increases.

(b)              Upon the later to occur of (i) such time as LRS has purchased all eight Systems from the Company under the Equipment Purchase Agreement and (ii) two years from the date of this Agreement (the "Controlling Interest Date"), LRS shall have the option, in its sole discretion, for a period of one hundred eighty (180) days after the Controlling Interest Date, to purchase additional Equity Securities from the Company to increase LRS' Percentage Ownership to fifty-one percent (51%) (a "Controlling Interest"). The purchase price for such Equity Securities shall be the Fair Market Value as of the date the option is excercised.

5.8             LRS Option to Purchase.

(a)              Notwithstanding anything to the contrary set forth in this Article 5, in the event of a Change of Control of Ecos, LRS shall have the option, exercisable within 60 days following the Change of Control, to purchase all, but not less than all, of the Membership Interests owned by Ecos. The aggregate price (the "Purchase Price") paid by LRS to Ecos for the Member's Membership Interests will be equal to the Fair Market Value of such Membership Interests as of the date of the event that gave rise to such option.

(b)              The closing of the sale and purchase of the Membership Interests (the "Closing") will take place at the Company's principal office. The Closing will take place no later than ninety (90) days after the date LRS gives notice of its election to purchase the Membership Interests. The Purchase Price shall be paid by LRS in cash at Closing.

(c)              At the Closing (i) LRS and Ecos will execute and deliver to each other the various documents necessary to effectuate the sale and purchase of the Membership Interests, (ii) Ecos will deliver to LRS good and marketable title to the Membership Interests, free and clear of all liens, claims and encumbrances, and (iii) the Managers appointed by Ecos will deliver to the Company their resignations as Managers the Company.

5.9             Interests in Member.  A Member that is not a natural person may not cause or permit an ownership interest, direct or indirect, in itself to be disposed of if, after the disposition: the Company would be considered to have terminated within the meaning of Code Sec. 708.

5.10          Information.  In addition to the other rights specifically set forth in this Agreement, each Member is entitled to all information to which that Member is entitled to have access pursuant to the Act under the circumstances and subject to the conditions therein stated.

5.11          Liability to Third Parties.  No Member or Manager shall, by virtue of its or his status as a Member or Manager or its or his ownership of an Interest, be liable for the debts, obligations or liabilities of the Company, including but not limited to a judgment decree or order of a court.

5.12          Withdrawal.  A Member does not have the right to withdraw from the Company as a Member. The Company is not obligated to purchase the Membership Interest (or any part thereof) of a Member who becomes dissociated from the Company. A dissociated Member will continue to have the same distributional interest it had before the dissociation.

5.13          Lack of Authority.  No Member (other than a Manager or an officer appointed by the Managers) has the authority or power to act for or on behalf of the Company, to do any act that would be binding on the Company, or to incur any expenditure on behalf of the Company.

ARTICLE 6
COMPANY MANAGEMENT

6.1             Management of Company.  Except as otherwise provided for herein or by non- waivable provisions of the Act, the Managers shall have full and complete authority, power and discretion to manage and control the business, affairs and properties of the Company, to make all decisions regarding those matters and to perform any and all other acts or activities customary or incident to the management of the Company's business. Subject to the other provisions of this Agreement, the Managers shall have the authority to exercise all the powers and privileges granted by the Act or this Agreement, together with any powers incidental thereto, so far as such powers are necessary or convenient to the conduct, promotion or attainment of the business, trade, purposes or activities of the Company, and to take any other action not prohibited under the Act or other applicable law. Except as otherwise expressly set forth herein, the Members, as such, shall have no authority to act for the Company or to exercise any of the powers of the Act. The Managers may delegate certain of their duties to officers or agents as set forth in Section 6.11.

6.2             Number and Tenure of Managers.

(a)            There shall be seven (7) Managers of the Company. The number of Managers may be increased or decreased only by amendment to this Agreement in accordance with Article 9. A Manager need not be a Member of the Company or resident of Delaware.

(b)            Initially, Ecos shall have the right to appoint four (4) managers and LRS shall have the right to appoint three (3) Managers. Initially, Ecos appoints James Kwak, Jeung Kwak, Michael Siegal and Kathy Kwak. Initially, LRS appoints Alan Handley, Rich Golf and Jerry Golf. Each Manager shall hold office until his successor shall be elected as set forth in this Section 6.2(b), or until his earlier death, resignation or removal as a Manager or until such Person is unable to continue to serve as a Manager. Upon the death, resignation or removal of a Manager, or the inability of a Manager to serve, the Member who appointed such Manager will have the right to appoint a successor Manager.

(c)            In the event that LRS exercises its right to purchase Equity Securities constituting a Controlling Interest as set forth in Section 5.7(b), Ecos will have the right to appoint three (3) Managers and LRS will have the right to appoint four (4) Managers. Each Manager shall hold office until his successor shall be elected as set forth in this Section 6.2(c), or until his earlier death, resignation or removal as a Manager or until such Person is unable to continue to serve as a Manager. Upon the death, resignation or removal of a Manager, or the inability of a Manager to serve, the Member who appointed such Manager will have the right to appoint a successor Manager.

(c)            Any Manager may resign at any time upon written notice to the Members. A Manager may be removed for any reason at any time by the Member who appointed such Manager. Removal of a Manager who is also an employee of the Company, will be without prejudice to the contract rights, if any, of the Person so removed.

6.3             Manner of Acting.  For purposes of any and all votes, decisions, actions, approvals and other acts to be taken by the Managers with respect to the Company, each Manager shall be entitled to one vote upon each such matter. Except as set forth in Section 6.4 or where otherwise expressly stated in this Agreement, for purposes of any and all votes, decisions, actions, approvals and other acts to be taken by the Managers with respect to the Company, the affirmative vote of a majority of the votes entitled to be cast by all Managers at a meeting at which all Managers were present and voting shall be required to constitute an act of the Managers.

6.4             The affirmative vote of (a) a majority of the Managers appointed by LRS and (b) a majority of the Managers appointed by Ecos shall be required to approve the Company's taking any of the actions ("Major Decisions") set forth below:

(i)               The recapitalization, reorganization, merger, or consolidation of the Company;

(ii)              The sale, exchange or other disposition of all, or substantially all of the assets of the Company as part of a single transaction or plan, or series of related transactions;

(iii)            The liquidation or dissolution of the Company;

(iv)            The pledge, hypothecation or encumbrance of any ownership interest in or to the Company or of any asset of the Company, or the refinance of any indebtedness secured by any asset of the Company;

(v)             The addition of any Member to the Company;

(vi)            The approval of any Transfer in accordance with Section 5.2;

(vii)          The issuance or sale of additional Membership Interests or other Equity Securities or the request for or acceptance of, any additional Capital Contributions from any Member;

(viii)         The borrowing, acceptance or approval of any loan from any owner, member, manager or other Person to the Company;

(ix)            The approval of any contract, agreement, transaction or series of related transactions involving an amount in excess of $50,000.00 in connection with or relating to the Company;

(x)             Entering into or modifying any agreement with any material customer of the Company, or otherwise modifying the Company's relationship with any material customer;

(xi)            The commencement of any voluntary bankruptcy or insolvency proceeding or the consent to the appointment of a receiver for or in connection with the Company, or any of the assets thereof;

(xii)          Approval of the Company's annual budget or modifications thereto;

(xiii)         Making any distributions to any Member in excess of Tax Distributions;

(xiv)        Making any modifications to the Company's Initial Purpose, or taking any actions that are inconsistent with the Company's Initial Purpose;

(xv)          Hiring or terminating any officer or executive level employee of the Company, establishing or modifying compensation arrangements with such persons, and entering into any employment agreements with such persons;

(xvi)        Entering into any contracts, agreements or other arrangements with any Affiliated Parties, and

(xvii)       Agreeing in writing to take any of the actions set forth in items (i) through (xvi) above.

6.5             Meetings.  Meetings of the Managers may be called by or at the request of any Manager. The person or persons authorized to call the meeting of the Managers may fix any place as the place for holding the meeting of the Managers.

6.6             Notice.  Notice of any meeting of the Managers shall be sent to all Managers and shall be given no fewer than 10 days and no more than 30 days prior to the date of the meeting. Notices shall be delivered in the manner set forth in Section 12.2. The attendance of a Manager at any meeting shall constitute a waiver of notice of such meeting, except where a Manager attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any meeting of the Managers need be specified in the notice or waiver of notice of such meeting.

6.7             Action Without Meeting.  Unless specifically prohibited by the Certificate, any action required to be taken at a meeting of the Managers, or any other action which may be taken at a meeting of the Managers, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the Managers.

6.8             Telephonic Meetings.  The Managers may participate in and act at any meeting of Managers through the use of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other. Participation in such meeting shall constitute attendance and presence in person at the meeting of the person or persons so participating.

6.9             Management Fees; Expense Reimbursement.  The Managers will not receive compensation for their services as Managers. However, the Managers shall be entitled to be reimbursed for out-of-pocket costs and expenses incurred in the course of their service hereunder.

6.10         Conflicts of Interest.  Each Manager need not devote full time to the Company's business, but shall devote such time as it, in his discretion, deems necessary to manage the Company's affairs in an efficient manner. Subject to the other express provisions of this Agreement or any other agreement to which any Member or Manager is a party, and any nonwaivable provisions in the Act, each Manager, Member and officer of the Company at any time and from time to time may engage in and possess interests in other business ventures of any and every type and description, independently or with others, with no obligation to offer to the Company or any other Manager, Member or officer the right to participate therein. Subject to the limitations set forth herein, the Company may transact business with any Manager, Member, officer or Affiliate thereof ("Affiliated Parties") provided the terms of those transactions are no less favorable than those the Company could obtain from unrelated third parties and/or those transactions are specifically contemplated by this Agreement

6.11          Officers.  The Managers may, by resolution, designate one or more individuals as officers or agents of the Company. No officer or agent need be a Manager, Member or resident of Delaware. Vacancies may be filled or new offices created and filled by resolution of the Managers. Any officer or agent elected or appointed by the Managers may be removed by the Managers whenever in their judgment the best interests of the Company would be served; provided, however, such removal shall be without prejudice to the contract rights, if any, of the Person so removed. Each officer or agent shall have such duties and authority and may be assigned by the Managers from time to time.

ARTICLE 7
MEETINGS OF MEMBERS

7.1             Meetings.  Meetings of the Members may be called by any Manager or by Members holding not less than 20% of the outstanding Membership Interests. The meeting shall be held at the principal place of business of the Company or as designated in the notice or waivers of notice of the meeting.

7.2             Notice.  Notice of any meeting of the Members shall be given no fewer than 10 days and no more than 30 days prior to the date of the meeting. Notices shall be delivered in the manner set forth in Section 12.2 and shall specify the purpose or purposes for which the meeting is called. The attendance of a Member at any meeting shall constitute a waiver of notice of such meeting, except where a Member attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.

7.3             Manner of Acting.  The unanimous vote of all Members entitled to vote on an action shall be required to constitute the act of the Members.

7.4             Action Without Meeting.  Unless specifically prohibited by the Certificate, any action required to be taken at a meeting of the Members or any other action which may be taken at a meeting of the Members, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by Members holding Membership Interests entitled to not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all of the Members entitled to vote thereon were present and voting. Prompt notice of the taking of the action without a meeting by less than unanimous consent shall be given in writing to those Membership who were entitled to vote but did not consent in writing.

7.5             Telephonic Meetings.  The Members may participate in and act at any meeting of Members through the use of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other. Participation in such meeting shall constitute attendance and presence in person at the meeting of the person or persons so participating.

7.6             Proxies.  Each Member entitled to vote at a meeting of Members or to express consent or dissent to action in writing without a meeting may authorize another Person or Persons to act for him by proxy. Such proxy shall be deposited with the Managers not less than 48 hours before a meeting is held or action is taken, but no proxy shall be valid after eleven months from the date of its execution, unless otherwise provided in the proxy.

7.7             Voting of Membership Interests.  Each outstanding Membership Interest shall be entitled to one vote upon each matter submitted to a vote of the holders thereof.

ARTICLE 8
INDEMNIFICATION

8.1             Right To Indemnification.

(a)               Indemnification.  To the fullest extent permitted by the Act, the Company shall indemnify, defend and hold harmless each Person (an "Indemnified Person") who was or is made a party or is threatened to be made a party to or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative (including, without limitation, an action by or in the right of the Company), or any appeal in such a proceeding or any inquiry or investigation that could lead to such a proceeding, by reason of the fact that he, or a Person of whom he is the personal representative, is or was an officer, Manager or Member of the Company, or is or was serving as a director, member, manager, officer, partner, venturer, proprietor, trustee, employee or agent of another limited liability company, corporation, partnership, joint venture, trust, sole proprietorship, employee benefit plan or other enterprise, that is or was a Manager or Member, from and against any liabilities, expenses (including, without limitation, attorneys' fees and expenses and any other costs and expenses incurred in connection with defending such action, suit or proceeding), judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by such Indemnified Person in connection with such proceeding; provided that the Person acted in good faith and in a manner the Person reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the Person's actions conduct was unlawful.

(b)                 Advance Payment.  Expenses (including, without limitation, attorneys' fees and expenses) incurred by an Indemnified Person in defending a civil, criminal, administrative or investigative action, suit or proceeding shall be paid by the Company in advance of the final disposition of such action, suit or proceeding; provided, however, that the payment of such expenses incurred in advance of the final disposition of a proceeding shall be made only upon delivery to the Company of a written affirmation by such Indemnified Person of his good faith belief that he has met the standard of conduct necessary for indemnification under this Article 8 and a written undertaking, by or on behalf of such Person, to repay all amounts so advanced if it shall ultimately be determined that such Person is not entitled to be indemnified under this Article 8 or otherwise.

(c)              Not Exclusive.  The indemnification and advancement of expenses provided by this Article 8 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any law (common or statutory), provision of the Certificate, this Agreement, agreements, vote of the Managers or Members or otherwise.

(d)              Insurance.  The Company may purchase and maintain insurance, at its expense, to protect itself and any Person entitled to indemnification under this Article 8 against any expense, liability or loss, whether or not the Company would have the power to indemnify such Person against such expense, liability or loss under this Article 8.

(e)              Indemnification of Employees and Agents.  The Company, by adoption of a resolution of the Managers, may indemnify and advance expenses to an employee or agent of the Company to the same extent and subject to the same conditions under which it may indemnify and advance expenses to Managers, or Members under this Article 8; and the Company may indemnify and advance expenses to Persons who are not or were not Managers, or Members, employees or agents of the Company but who are or were serving at the request of the Company as a manager, director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another foreign or domestic limited liability company, corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise against any liability asserted against him and incurred by him in such a capacity or arising out of his status as such a Person to the same extent that it may indemnify and advance expenses to a Manager, or Member under this Article 8.

8.2             Survival.  Indemnification under this Article 8 shall continue as to a Person who has ceased to serve in the capacity which initially entitled such Person to indemnity hereunder.

The rights granted pursuant to this Article 8 shall be deemed contract rights, and no amendment, modification or repeal of this Article 8 shall have the effect of limiting or denying any such rights with respect to actions taken or proceedings arising prior to any such amendment, modification or repeal.

8.3             Savings Clause.  If Section 8.1 or any portion thereof shall be invalidated on any ground by any court of competent jurisdiction, then the Company shall nevertheless indemnify and hold harmless the Managers, or Members or any other indemnified Person as to costs, charges and expenses (including attorneys' fees), judgments, fines and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative to the full extent permitted by any applicable portion of this Article 8 that shall not have been invalidated and to the fullest extent permitted by applicable law.

ARTICLE 9
AMENDMENTS

This Agreement may be amended or modified from time to time only by a written instrument duly executed by all Members. Notwithstanding the foregoing, this Agreement may be amended by the Managers, without the consent of any Members, to amend this Agreement in such fashion as may be required to: (x) reflect the Transfer or issuance of Membership Interests made in accordance with this Agreement, and any corresponding admission of Members, modification to Membership Interests or other provisions of this Agreement as a result thereof and (y) correct any errors or omissions or to cure any ambiguity or inconsistency hereof.

ARTICLE 10
BOOKS, RECORDS, REPORTS AND BANK ACCOUNTS

10.1          Maintenance of Books and Records.  The Company shall maintain complete and accurate books and records of the Company's business and affairs in accordance with generally accepted accounting principles, consistently applied. The books and records shall be maintained at the principal place of business of the Company and shall be accessible to the Members in accordance with the Act. Records kept pursuant to this Section 10.1 are subject to inspection and copying at the reasonable request, and at the expense, of any Member during ordinary business hours.

10.2          Fiscal Year; Accounting.  The Company's fiscal year shall be the calendar year. The accounting methods and principles to be followed by the Company shall be selected from time to time by the Managers.

10.3          Reports.  On or before the 90th day following the end of each fiscal year during the term of the Company, the Managers shall use reasonable efforts to cause each Member to be furnished with a federal (and where applicable state) income tax reporting Form K-1 or its equivalent and a financial report for the preceding fiscal year.

10.4          Tax Elections.  All elections required or permitted to be made by the Company under the Code shall be made by the Managers.

10.5          Bank Accounts.  All funds of the Company are to be deposited in the Company's name in such bank accounts or investment accounts as may be designated by the Managers and shall be withdrawn on the signature of any Manager of the Company or any other Person or Persons as the Managers may designate. The Company's funds may not be commingled with the funds of any Manager or Member.

10.6          "Tax Matters Partner."  LRS is designated to be the "tax matters partner" of the Company pursuant to Code Sec. 6231(a)(7). If LRS ceases to be a Member, the "tax matters partner" shall be a Member that is designated as such by the Managers, if any, otherwise it shall be determined by the remaining Members. The Person so designated is authorized to take such actions as are permitted by Code Secs. 6221 through 6233.

10.7          Confidentiality.  Each of the Members and the Managers of the Company recognize that in the course of its service or association with the Company, it will acquire certain information concerning the business and affairs of the Company that is not generally available to the public (collectively, "Confidential Information"). Each Member and Manager of the Company agrees that it will not at any time after the date of this Agreement, directly or indirectly, reveal Confidential Information to any other person, firm or corporation or use the Confidential Information for its own benefit or the benefit of any other person, in each case without the prior written consent of the Managers. Each Member and Manager agrees that, upon termination of his service and association with the Company hereunder, all Confidential Information in its possession that is in written or other tangible form (together with all copies or duplicates thereof, including computer files) shall be returned to the Company and shall not be retained by the Member or Manager or furnished to any third party, in any form.

ARTICLE 11
DISSOLUTION, LIQUIDATION AND TERMINATION

11.1            Events of Dissolution.  The Company shall be dissolved and shall commence winding up its affairs upon the first to occur of the following:

(a)              The vote of the Managers as provided in Section 6.4;

(b)              Any event which makes it unlawful or impossible to carry on the Company's business;

(c)              The sale, disposition or abandonment of all or substantially all of the Company Property; or

(d)              The entry of a decree of judicial dissolution under the Act.

The Company shall not be dissolved upon the death, retirement, resignation, expulsion, dissolution or bankruptcy of any Member.

11.2         Winding Up.  Upon the dissolution of the Company, the Managers shall wind up the Company's affairs and satisfy the Company's liabilities. The Managers shall liquidate all of the Company Property as quickly as possible consistent with obtaining the full fair market value of said Property. During this period, the Managers shall continue to operate Company Property and all of the provisions of this Agreement shall remain in effect.

11.3         Final Distribution.  The proceeds from the liquidation of the Company Property shall be distributed as follows:

(a)              First, to creditors, including Members and Managers who are creditors, until all of the Company's debts and liabilities are paid and discharged (or provision is made for payment thereof);

(b)             Second, to the Members in proportion to the positive balance of their respective Capital Accounts as of the date of such distribution, after giving effect to all prior contributions, distributions and allocations for all periods.

The Members intend that the provisions of this Section 11.3 be interpreted to produce liquidating distributions that do not differ from the distributions that would have been made had liquidating distributions been controlled by Section 4.6. Accordingly, notwithstanding anything to the contrary in this Section 11.3, to the extent permissible under Sections 704 (b) of the Code and the Treasury Regulations promulgated thereunder, Profits and Losses and, if necessary, items of gross income and gross deductions, of the Company for the year of liquidation of the Company (or, if the liquidation spans more than one year, each such year) shall be allocated among the Members so as to bring the positive Capital Account balance of each Member as close as possible to the amount that such Member would receive if liquidation proceeds were distributed in accordance with Section 4.6.

11.4          Distributions in Kind.  In connection with the termination and liquidation of the Company, the Managers shall attempt to sell all of the Property. To the extent that Property is not sold, each Member will receive a pro rata share of any distribution in kind. Any Property distributed in kind upon liquidation of the Company shall be valued on the basis of an independent appraisal and treated as though the Property were sold and the cash proceeds distributed.

11.5          No Recourse Against Managers.  The Members shall look solely to the assets of the Company for the return of their investment, and if the Property remaining after the payment or discharge of the debts and liabilities of the Company is insufficient to return such investment, they shall have no recourse against the Managers, any Affiliate of any Manager, or any other Member; provided that such Person acted in good faith and in a manner the Person reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the Person's actions conduct was unlawful.

11.6          Purchase by Member or Manager.  A Manager, Member or an Affiliate of a Manager or Member may, if he so desires, purchase an item of Property upon liquidation provided that: (a) the purchase price is at fair market value as determined by an independent appraiser selected by the Managers; and (b) at least 15 days' advance notice of the proposed sale has been given to all other Members.

11.7          Deficit Capital Accounts.  Notwithstanding anything to the contrary contained in this Agreement, and notwithstanding any custom or rule of law to the contrary, the deficit, if any, in the Capital Account of any Member upon dissolution of the Company shall not be an asset of the Company and such Member shall not be obligated to contribute such amount to the Company to bring the balance of such Member's Capital Account to zero.

11.8          Certificate of Cancellation.  On completion of the distribution of Company assets as provided herein, the Company is terminated, and the Managers (or such other Person or Persons as the Act may require or permit) shall file a certificate of cancellation with the Secretary of State, cancel any other filings made pursuant to Section 2.5 and take such other actions as may be necessary to terminate the Company.

ARTICLE 12
GENERAL PROVISIONS

12.1          Entire Agreement.  This Agreement embodies the entire understanding among the Members concerning the Company and their relationship as Members and supersedes any and all prior negotiations, understandings or agreements.

12.2          Notices.  All notices and demands required or permitted under this Agreement shall be in writing, as follows: (i) by actual delivery of the notice into the hands of the party entitled to receive it; (ii) by mailing such notice by registered or certified mail, return receipt requested, in which case the notice shall be deemed to be given three (3) business days after the date of its mailing; or (iii) by Federal Express or any other overnight carrier, in which case the notice shall be deemed to be given one (1) business day after the date it is sent. All notices which concern this Agreement shall be addressed as follows:

If to the Company to:                                Ecos Bio-Art, LLC
6132 Oakton Street
Morton Grove, IL 60053
Attn: Alan T. Handley

To any other Member or Manager, to the address as shown from time to time on the records of the Company. Any Member or Manager may specify a different address, which change shall become effective upon receipt of such notice by the Managers.

12.3         Severability.  If any provision of this Agreement or the application of such provision to any Person or circumstance shall be held invalid, the remainder of this Agreement, or the application of such provision to Persons or circumstances other than those as to which it is held invalid, shall not be affected.

12.4         Parties Bound.  This Agreement shall be binding upon the Members, the Managers and their respective successors, assigns, heirs, devisees, legal representatives, executors and administrators.

12.5          Choice of Law.  The laws of the State of Delaware (other than those pertaining to conflicts of law) shall govern all aspects of this Agreement, irrespective of the fact that one of the parties now is or may become a resident of a different state or country.

12.6         Partition.  Each Member irrevocably waives any right that it may have to maintain any action for partition with respect to Company Property.

12.7         Strict Construction.  It is the intent of the Members upon execution hereof that this Agreement shall be deemed to have been prepared by all of the parties to the end that no Member shall be entitled to the benefit of any favorable interpretation or construction of any term or provision hereof under any rule or law. To the extent permitted by applicable law, the provisions of this Agreement shall override the provisions of the Act to the extent of any inconsistency or contradiction between them.

12.8         Headings.  The headings in this Agreement are inserted for convenience and identification only and are in no way intended to describe, interpret, define or limit the scope, extent or intent of this Agreement or any provision.

12.9          Counterparts.  This Agreement may be executed in multiple counterparts with separate pages, and each such counterpart shall be considered an original, but all of which together shall constitute one and the same instrument.

12.10      Pronouns.  All pronouns shall be deemed to refer to the masculine, feminine or neuter, singular or plural, as the identity of the person or persons may require.

12.11     Effect of Waiver or Consent.  A waiver or consent, express or implied, to or of any breach or default by any Person in the performance by that Person of its obligations hereunder or with respect to the Company is not a consent or waiver to or of any other breach or default in the performance by that Person of the same or any other obligations of that Person. Failure on the part of a Person to complain of any act or to declare any Person in default hereunder, irrespective of how long that failure continues, does not constitute a waiver by that Person of its rights with respect to that default.

12.12            Further Assurances.  Each Member shall execute and deliver any additional documents and instruments and perform any additional acts that may be necessary or appropriate to effectuate and perform the provisions of this Agreement and the transactions contemplated herein.

12.13            Indemnification for Breach.  To the fullest extent permitted by law, each Member shall indemnify the Company, each Manager and each other Member and hold all of them harmless from and against all losses, costs, liabilities, damages and expenses (including, without limitation, costs of suit and attorneys' fees) they may incur on account of any material breach by that Member of this Agreement.

12.14            Disclosure and Waiver of Conflicts.  The Members and the Company acknowledge and agree that: (i) the attorney who prepared this Agreement ("Attorney") acted as legal counsel to LRS and not to the Company or Ecos; (ii) the Company and Ecos have been advised by the Attorney that the interests of the Members are opposed to each other and are opposed to the interests of the Company and, accordingly, the Attorney's representation of LRS may not be in the best interests of the Company or Ecos; and (iii) Ecos has been advised by the Attorney to retain separate legal counsel. Notwithstanding the foregoing, the Company and Ecos: (i) desire the Attorney to prepare this Agreement on behalf of LRS; (ii) acknowledge that they have been advised to retain separate counsel and have either retained separate counsel or waived their right to do so; and (iii) jointly and severally forever waive any claim that the Attorney's representation of LRS or preparation of this Agreement constitutes a conflict of interest.

IN WTINESS WHEREOF, following adoption of this Limited Liability Company Agreement by the Managers, the Members have executed this Agreement as of the date first set forth above.

MANAGERS:

ALAN HANDLEY
Alan Handley

RICH GOLF
Rich Golf

JERRY GOLF
Jerry Golf

JAMES KWAK
James Kwak

JUENG KWAK
Jueng Kwak

MICHAEL SIEGAL
Michael Siegal

KATHY KWAK
Kathy Kwak

MEMBERS:

LAKESHORE RECYCLING SYSTEMS, LLC

	By:	ALAN T. HANDLEY
	Name:	Alan T. Handley
	Its:	Chief Executive Officer

ECOLOCAP SOLUTIONS, INC.

	By:	JAMES KWAK
	Name:	James Kwak
	Its:	President

7157166

EXHIBIT A

CAPITALIZATION

Name and Address of Each	Capital	Number of	Percentage
Member	Contribution	Interests	Ownership

Ecolocap Solutions, Inc.	$100	95	95%
1250 South Grove Avenue
Suite 308
Barrington, IL 60010
Attn: Michael Siegal and James
Kwak

Lakeshore Recycling Systems, LLC	$100	5	5%
6132 Oakton Street
Morton Grove, IL 60053
Attn: Alan T. Handley

Total	$200	100	100%

EXHIBIT B

SYSTEM

This technology redirects all organic MSW and yard waste from landfill and composters with the byproduct of organic fertilizer, chicken, or fish feed.
The process takes 7 days. Total time is dependent on water content. Ideal water content is 65%.

ECOS, Bio-Compost is the best technology for high-speed fermentation for organic waste that include:

1) Organic MSW

a. Fruits

b. Vegetables

c. Yard Waste

d. All types of fats and meats

e. Wood (must be in small chips)

The Bio-compost method can ferment organic wastes with moisture content up to 75% utilizing patented, aerobic fermentation technology and beneficial microbes.

The extremely fast fermentation bacillus process is further enhanced by the temperature being electronically maintained at 60 o ~ 70 O C, and monitored, with stirring action and continuous air injection. The Bio-Compost aerobic high-speed fermenter is a vertical sealed structure with a very small footprint. All processes are aerobic and no methane is produced.  Thermal oxidation and other processes eliminate odors. There is zero leachate.

Organic matter is inputted either through a batch or continuous process. The inputs are stirred into the fermenter inoculated with our special aerobic bacteria. Fresh sources of oxygen keep the fermentation environment oxygen rich. The stirring, oxygen source and input (food scraps, yard waste, various sludge's, manure sludge, slaughter by-products) is an oxidation process, the heat evaporates most of the water which reduces the volume leaving the byproduct which can be an organic fertilizer or organic chicken, pig, or fish food depending on input. This installation will include the following:

1) 1 – 3-ton input hopper

2) 3 - Archimedean screw conveyors

3) 1 – crusher

4) 1 – mixer1 – ECOS/Bio-ART system

5) 15-ton input/5-ton output.

52
16000
4000
4000
4000
4000
13
13
13
13
Y2
Y3
Y4
Y5
Y6
X1
X2
X3
X4
X1
X2
X3
X4
M-01
M-02
M-03
M-04
M-05
M-06
M-07
13
4000
13
4000
12000
39
13
4000

7157166

Bio-Composter Specifications

Item / model (MM)	A	B	C	D	E

13 kG (14.3 Tons)	6,000	6,000	9,520	5,540	7,790

Feet	19.7	19.7	30.4	18.2	25.6

10 kG	6,000	6,000	4,770	4,790	7,040

Feet	19.7	19.7	16	16	23

Livestock manure or food waste input/24 hr.)	Production/Module
	Moisture content is 66%- 75%				Fermentation period 8 days
	1 day input	14.3 Tons	10,000 KG	7,000 KG
	1 day input	2.86 Tons	2,000 KG	1,000 KG	Output can be varied from 40% to 2% input weight by settings
	If the moisture content is below 65% moisture				Fermentation period 7 days
	1 day input	14.3 Tons	10,000KG	7,000KG	Output can be varied from 40% to 2% input weight by settings
	1 day input	2.86 Tons	2,000 KG	1,000 KG

Electrical Requirements of Production	13kG	10kG	5kG	Comment
Total Volume:	90m	77m	66m

Power Requirements:	380V, 60Hz, 3PH			Computed at $0.075 kWhr
Hydraulic Motors:	11 KW, 10HP	7.5 KW, 10HP	7.5 KW, 9HP	Continuous
Multistage Blower:	18.5 KW, 25HP	18.5 KW, 25HP	15 KW, 20HP	Continuous
Bucket Elevator:	2.2 KW, 3HP	2.2 KW, 3HP	1.5 KW, 2HP	On Demand
Input Door:	0.75 KW, 1HP	0.75 KW, 1HP	0.75 KW, 1HP	On Demand
Discharge Screw:	2.2 KW, 3HP	2.2 KW, 3HP	1.5 KW, 2HP	On Demand

7157166

EXHIBIT C

EQUIPMENT PURCHASE AGREEMENT

Attached.

EQUIPMENT PURCHASE AGREEMENT

THIS EQUIPMENT PURCHASE AGREEMENT (this "Agreement") is dated as of December 19, 2016 (the "Effective Date"), by and between Lakeshore Recycling Systems, LLC, a Delaware limited liability company ("Buyer"), and Ecos Bio-Art, LLC, a Delaware limited liability company ("Seller").

WHEREAS, Seller desires to sell to Buyer certain Systems, and Buyer desires to purchase such Systems, on the terms and subject to the conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the mutual warranties, representations, covenants and agreements herein contained, the parties hereby agree as follows:

SECTION 1           DEFINITIONS.  Certain capitalized terms have the meanings set forth in Exhibit A (terms defined in the singular to have the correlative meaning in the plural and vice versa).

SECTION 2           PURCHASE AND SALE.

2.1              Purchase and Sale of Initial System.  On and subject to the terms and conditions of this Agreement, upon execution of this Agreement, Buyer agrees to purchase from Seller, and Seller agrees to sell, transfer, convey, and deliver to Buyer, free and clear of any Lien, one System (the "Initial System"). Seller shall deliver the Initial System to Buyer and commence installation of the System, within ninety (90) days of the date of this Agreement.

2.2              Purchase and Sale of Additional Systems.  On and subject to the terms and conditions of this Agreement, Buyer may, in its sole and absolute discretion, purchase up to seven (7) additional Systems from Seller (each, an "Additional System" and, collectively, the "Additional Systems") by written purchase order. Supplier must deliver and install each Additional System within ninety (90) days of the date of the purchase order.

2.3              Purchase Price.  The purchase price for each Purchased System shall be an amount in cash equal to Six Hundred Eighty-Seven Thousand Three Hundred Seventy-Five and 00/100 Dollars (US $687,375.00) (the "Purchase Price"), which Purchase Price includes delivery by Seller of the Purchased System to Buyer at an LRS Location determined by the Buyer, and installation of the Purchased System at such LRS Location by Seller.

2.4              Payment of the Purchase Price for Initial System.  Seller shall invoice Buyer for the Initial System after acceptance of the Initial System in accordance with Section 2.6 below. Buyer shall pay the invoice by wire transfer of immediately available funds to an account designated in writing by Seller within two Business Days of the date of invoice.

2.5              Payment of the Purchase Price for Additional Systems.  Buyer shall pay the Purchase Price to Seller for each Additional System as follows:

(a)               $274,950 at the time of submission of the purchase order for such Additional System by Buyer;

(b)               $274,950 with the bill of lading for such Additional System; and

(c)               $137,475 after commissioning and installation of such Additional System.
Buyer shall pay the amounts set forth above by wire transfer of immediately available funds to an account designated in writing by Seller.

2.6              Delivery; Acceptance.

(a)              Buyer will have from the date installation commences to the date that is one hundred five (105) days after the date that the Initial System becomes Fully Operational (the "Rejection Period"), in its sole and absolute discretion, to accept or reject the Initial System by written notice to Seller. Failure of the Buyer to reject the Initial System before the end of the Rejection Period shall constitute acceptance by Buyer of the Initial System. Following acceptance of the Initial System, Buyer may purchase Additional Systems. For purposes of this Agreement, "Fully Operational" means (i) the System will remediate fifteen (15) tons of organic municipal solid waste segregated from non-organics, (ii) the System's output is an organic fertilizer or other application that has resale value ("Output"), (iii) the System operates mechanically in accordance with the Specifications, and as described in the operation manual, a copy of which has been provided to Buyer (the "Operation Manual") and, (iv) the Technology functions in accordance with the specifications therefor and as described in the Operation Manual.

(b)              Title and risk of loss to each Purchased System shall pass to Buyer after completion of installation of the Purchased System at the LRS Location. Upon completion of each installation, Seller shall execute and deliver to Buyer a Bill of Sale in substantially the form of Exhibit B attached hereto.

2.7              Non-Conforming Systems and Right to Cure:  Any System delivered to and/or installed at an LRS Location which fails to conform to the requirements of this Agreement and the Specifications, or which a Governmental Authority declares to be unfit or otherwise unsafe for its intended use or in violation of any Laws, will be considered non-conforming ("Non-Conforming Systems"). Systems are considered Non-Conforming Systems if damage renders them unsuitable for their intended purpose, unless the damage is a result of Buyer's failure to use the System in accordance with the Operation Manual.

2.8              Rights with respect to Non-Conforming Systems:

(a)              Buyer will have the right to reject any Non-Conforming Systems within a reasonable period of time after installation, or with respect to declaration by a Governmental Authority, within a reasonable period of time after such declaration. Buyer will provide Seller with written notice of its rejection of any Non-Conforming Systems as soon as reasonably practicable after Buyer discovers the nonconformity. Any notice of rejection will specify the reasons for such rejection.

(b)              All such rejected Non-Conforming Systems must be removed from the LRS Location by Seller within forty-five (45) days of receipt of notice of such nonconformity at Seller's risk and expense, and Seller will indemnify and hold harmless Buyer, and will promptly reimburse Buyer for, all commercially reasonable damages, charges, expenses or commissions incurred in the inspection, receipt, transportation, care, custody, removal or disposal of the Non- Conforming Systems.

(c)              Buyer, in its sole and absolute discretion, may require Seller to replace or repair the rejected Non-Conforming System as soon as possible, or cancel the applicable purchase order for the rejected Non-Conforming System. If payment has already been made for the rejected

Non-Conforming System for which the purchase order has been cancelled, then Seller will promptly refund such payment to Buyer.

2.9              Buyer Obligations.  Buyer is required to obtain and maintain, at its sole cost and expense, any and all permits or licenses required by applicable Law to own and operate the Systems. Buyer is further required to Supply, at its sole cost and expense, a concrete platform measuring twenty-five feet by twenty-five feet, and an electrical connection that is 220 volts, 3 phase, and 150 amps.

SECTION 3           ADDITIONAL AGREEMENTS.

3.1              Promotion.  After acceptance of the Initial System, at the reasonable request of Seller, Buyer will cooperate with Seller to promote the System to its customers. Buyer will permit Seller to conduct demonstrations of the System at LRS Locations to potential customers during Buyer's regular business hours and in a manner that does not unreasonably disrupt the Buyer's business, with reasonable prior written notice, but in any event, not less than ten (10) Business Days prior to such demonstration.

3.2              Output.  All Output generated from the Purchased Systems will be owned by Seller. Buyer will deliver to Seller or to Seller's customers, at the direction of Seller, (a) all Output generated by the Purchased Systems and (b) all containers required for the shipment and storage of the Output. All delivery costs and expenses incurred by Buyer in its delivery of the Output ("Output Delivery Expenses") shall be reimbursed by Seller pursuant to Section 3.3 below. Seller may in its sole and absolute discretion, further process and/or sell the Output under Seller's branding.

3.3              Net Tipping Fees.  As additional consideration for the Systems, Buyer will pay to Seller Tipping Fee Sharing Payments (as defined herein), based on the gross tipping fees collected by Buyer from its customers for collection of waste that is input into the Purchased Systems ("Gross Tipping Fees"), for each calendar month or portion thereof after the date of acceptance by Buyer of the Initial System, as set forth herein. For purposes of this Agreement, each "Tipping Fee Sharing Payment" shall be an amount equal to ten percent (10%) of the sum of (x) all Gross Tipping Fees collected by Buyer in such period, less (y) Collection Costs (as defined herein) for such period. Within twenty (20) days following the end of each monthly period for which a Tipping Fee Sharing Payment may be owing, Buyer shall remit to Seller payment of an amount equal to the Tipping Fee Sharing Payment, if any, for such period less all Output Delivery Expenses owing to Buyer for such period (and any prior period), together with a reasonably detailed calculation of such amounts (the "Tipping Fee Sharing Payment Calculation"). The Tipping Fee Sharing Payment, Output Delivery Expenses, and all component amounts thereof, shall be determined by Buyer on a basis consistent with Buyer's ordinary accounting practices. In the event that Output Delivery Expenses for any period are greater than the Tipping Fee Sharing Payment for such period, Buyer will deliver the Tipping Fee Sharing Payment Calculation to Seller, together with a request for payment of the amount of Output Delivery Expenses that are in excess of the Tipping Fee Sharing Payment (the "Overage Expenses"). Seller shall remit to Buyer any Overage Expenses within twenty (20) Business Days after receipt of the Tipping Fee Sharing Payment Calculation. For purposes of this Agreement, "Collection Costs" means the costs incurred by Buyer, directly or indirectly, for the collection of waste that is input into the Purchased Systems, including all electricity; rent; labor and benefits; direct and indirect overhead; city, state and other local taxes or fees; transportation; and permits.

3.4              Exclusivity.  If Buyer purchases at least five (5) Systems within eighteen months after the date on which the Initial System becomes Fully Operational, Buyer will have the exclusive right to own and operate Systems in the LRS Territories. Neither Seller nor any of its Affiliates (other than Buyer) will use, sell, lease or license any Systems in the LRS Territories, or otherwise permit any other Person to operate a System in the LRS Territories. Further, Seller may not, without giving thirty (30) days prior written notice to Buyer and obtaining Buyer's written consent, which may not be unreasonably withheld, own, lease, operate or sell the Technology in any geographic areas that are within one hundred (100) miles of any LRS Territories. For purposes of this Agreement, "LRS Territories" means the geographic area within a one hundred eighty (180) mile radius of any LRS Location where the Buyer operates a System, but specifically excludes any geographic area outside of a one hundred eighty (180) mile radius of 6132 Oakton St., Morton Grove, Illinois where Seller has granted any right to any other Person to operate a System in such area before Buyer begins operating a System at a new LRS Location which would otherwise expand the LRS Territories into such area. The exclusivity described in this Section 3.4 shall not apply to the ownership, license, operation or use of the System or the Output by any Person for agricultural purposes, which shall include the processing of manure, manure byproduct and hazardous waste.

3.5               Product Warranty/Remedies.

(a)              Seller warrants that all Purchased Systems, upon installation and for a period of two years immediately following installation (the "Warranty Period"), will: (i) be of good quality and workmanship and free from defects, latent or patent, in design, material or workmanship, (ii) conform in all respects to the Specifications, (iii) be fit for their intended use, (iv) be free of any claim of any third party; (v) be manufactured in accordance with generally accepted good manufacturing and quality practices and (vi) be Fully Operational for no less than 95% of the time during which they are being operated at an LRS Location in accordance with the Operation Manual. These warranties shall not be deemed waived either by reason of Buyer's acceptance of Purchased Systems or by payment for them.

(b)              During the Warranty Period, Seller will provide all replacement parts, including the Critical Components, to Buyer without any charge. During the Warranty Period, Seller will at all times maintain a reasonable and continuous spare parts inventory of Critical Components at each LRS Location with a Purchased System. If the Seller fails at any time to maintain the spare parts inventory as required herein, Buyer may procure such inventory from another supplier and invoice Seller for 125% of the aggregate cost of such inventory to Buyer, which amount shall be immediately due and payable by Seller upon receipt of the invoice. In the event that, during the Warranty Period, Buyer is required to use Critical Components from the inventory to make repairs that are not subject to the warranty described in Section 3.5(a) above, Seller will invoice Buyer for the cost of the inventory and repairs, if performed by Seller. Buyer will pay the amount of the invoice within 15 days of receipt. After the end of the Warranty Period, Seller will work with the Buyer to establish a supply chain through which Buyer can obtain Critical Components and other replacement parts.

(c)               During the first year of the Warranty Period, Seller will service the Systems and make repairs required without any charge. Seller will provide all such services within a reasonable time after receiving a notice from Buyer. If Seller fails to so repair, replace or otherwise service the Purchased System within a reasonable time after notice, Buyer may procure a substitute repair, replacement or service and invoice Seller for 125% of the aggregate cost incurred by Buyer to do so, which amount shall be immediately due and payable by Seller upon receipt of the invoice. The remedies set forth in this section are in addition to, and not in limitation of, any other remedies available to Buyer hereunder, at Law or in equity.

(d)              At Buyer's option, during the second year of the Warranty Period, Seller will service the Systems and make repairs required at a cost and at such time agreed to by the parties, and shall invoice Buyer for such cost. Buyer shall pay the amount of the invoice within fifteen (15) days of receipt.

(e)              Notwithstanding the foregoing, Seller is permitted to invoice Buyer for the reasonable cost of any repairs made to a Purchased System required as a result of Buyer's failure to use the System in accordance with the Operation Manual.

3.6              Insurance.  Seller shall maintain, at its sole cost and expense, a comprehensive general liability insurance policy, from a carrier reasonably acceptable to Buyer, with coverage for bodily injury, property damage, products liability and contractual liability with a combined single limit of at least $1,000,000 per occurrence. The insurance shall be issued on an occurrence basis. The insurance may consist of basic coverage plus an umbrella policy as long as the insurance aggregates $2,000,000 of coverage. The insurance policy shall name the Buyer as an additional insured, waive subrogation in favor of Buyer during construction, and include a provision for thirty (30) days advance notice to Buyer in the event of any changes in or cancellation of coverage. Seller will furnish Buyer with a certificate of insurance evidencing such coverage promptly upon its execution of this Agreement and upon each renewal of such insurance or whenever sooner requested by Buyer.

3.7              Intellectual Property.  To the extent the Systems contain, employ, utilize or otherwise involve any materials, device, software, or any other matter that may be the subject of or protected by any Intellectual Property Rights, Seller hereby provides to Buyer a fully-paid, royalty-free, perpetual, sublicensable right and license to exercise such Intellectual Property rights to the fullest extent necessary for Buyer to exercise its rights or perform its obligations under this Agreement. Nothing in this section shall alter or affect any rights which Buyer or any other party may have to the Systems or any portion thereof under any applicable legal doctrine of exhaustion, first sale, or the like.

SECTION 4          REPRESENTATIONS AND WARRANTIES OF SELLER.  Seller represents and warrants to Buyer that the statements contained in this Section 4 are correct and complete as of the Effective Date and as of the date of delivery of the Purchased Systems:

4.1              Organization of Seller.  Seller is a limited liability company validly existing and in good standing under the laws of the state of Delaware.

4.2              Authorization of Transaction.  Seller has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of Seller, enforceable in accordance with its terms and conditions, except as may be limited by applicable bankruptcy, insolvency, moratorium, fraudulent conveyance, reorganization or similar laws in effect that affect the enforcement of creditors' rights generally, by equitable limitations on the availability of specific remedies and by principles of equity.

4.3              Noncontravention.  Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, by Seller (a) will violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any Governmental Authority, or court to which Seller is subject or any provision of the certificate of formation or limited liability company agreement of Seller or (b) will (or would, with the giving of notice or lapse of time) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice or consent under any material agreement, contract, lease, license, instrument or other arrangement to which Seller is a party or by which it is bound or to which any of its assets is subject, or result in the imposition of any Lien upon any of the Purchased Systems. Seller does not need to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any Governmental Authority in order for the parties to consummate the transactions contemplated by this Agreement.

4.4              Title to Purchased Systems.  Seller has and shall deliver to Buyer upon delivery, good and marketable title to the Purchased Systems, free and clear of any Lien.

4.5              Intellectual Property Rights.  The Purchased Systems and the transactions contemplated by this Agreement do not and will not infringe, misappropriate, dilute or otherwise violate, and Seller has not, with respect to the Purchased Systems, infringed, misappropriated, diluted or otherwise violated, any Intellectual Property Rights of other Persons, and Seller has not received any notice regarding the foregoing (including any demand or request that Seller license any Intellectual Property Rights from any Person with respect to the Purchased Systems), nor, to the knowledge of Seller, are there any facts that indicate a likelihood of the existence of such infringement, misappropriation, dilution or violation.

4.6              Litigation.  No suit, action or other proceeding, or injunction or final judgment, order or decree relating thereto, exists or, to the knowledge of Seller, is pending or threatened by or before any court or arbitrator or any Governmental Authority (or any quasi-judicial or administrative agency thereof) or regulatory body or authority in which it is sought to restrain or prohibit or to obtain damages or other relief (including rescission) (a) relating to or affecting the Purchased Systems, or (b) in connection with the transactions contemplated hereby, or which prohibits the consummation of the transactions contemplated hereby.

4.7              Brokers' Fees.  Seller has no any liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement. Seller shall have full and sole responsibility for payment of any such fees, commissions or other amounts owing to any such broker, finder, or agent engaged or retained by Seller and shall indemnify Buyer with respect thereto.

SECTION 5          REPRESENTATIONS AND WARRANTIES OF BUYER.  Buyer represents and warrants to Seller that the statements contained in this Section 5 are correct and complete as of the Effective Date.

5.1              Organization of Buyer.  Buyer is a limited liability company validly existing and in good standing under the laws of the State of Delaware.

5.2              Authorization of Transaction.  Buyer has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder and thereunder. This Agreement constitutes the valid and legally binding obligation of Buyer, enforceable in accordance with its terms and conditions, except as may be limited by applicable bankruptcy, insolvency, moratorium, fraudulent conveyance, reorganization or similar laws in effect that affect the enforcement of creditors' rights generally, by equitable limitations on the availability of specific remedies and by principles of equity.

5.3              Noncontravention.  Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, by Buyer (a) will violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any Governmental Authority, or court to which Buyer is subject or any provision of its certificate of formation or limited liability company agreement or (b) will (or would with the giving of notice or lapse of time) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which Buyer is a party or by which it is bound or to which any of its assets is subject, except, in each case, as would not have a material adverse effect on Buyer's ability to fulfill its obligations under this Agreement.

5.4              Brokers' Fees.  Buyer has no any liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which Seller could become liable or obligated.

SECTION 6           INDEMNIFICATION.

6.1              Survival.  All of the covenants, agreements, representations and warranties of the parties contained in Section 4 and Section 5 shall survive the execution of this Agreement.

6.2              Indemnification Provisions for Buyer's Benefit.  Seller shall defend, indemnify and hold Buyer and its Affiliates and their respective members, managers, shareholders, directors, officers, employees and agents and successors and assigns (collectively the "Buyer Indemnified Parties") harmless from and against the entirety of any Losses the Buyer Indemnified Parties may suffer resulting from or arising out of: (a) any claim brought by any third party for (i) personal or bodily injury to, sickness, disease or death of, any Person or (ii) damage to or loss or destruction of any property, in either case arising out of or resulting from the ownership, operation, or use of the Systems at LRS Locations, except to the extent such Loss is a result of the negligence or willful misconduct of the Buyer; or (b) Seller's breach or failure to satisfy any representation, warranty or covenant of Seller set forth in this Agreement.

6.3              Indemnification Provisions for Seller's Benefit.  Buyer shall defend, indemnify and hold Seller and its Affiliates and their respective members, managers, shareholders, directors, officers, employees and agents and successors and assigns of each (collectively the "Seller Indemnified Parties") harmless from and against the entirety of any Losses the Seller Indemnified Parties may suffer resulting from or arising out of Buyer's breach or failure to satisfy any representation, warranty or covenant of Buyer set forth in this Agreement.

SECTION 7           TERM/TERMINATION.

7.1              Term.  This Agreement will continue in full force and effect from and after the date hereof unless earlier terminated in accordance with the provisions of Section 7.2 below.

7.2              Termination.  This Agreement may be terminated (a) at any time upon the mutual agreement of the parties; (b) by either party by written notice to the other Party upon any material breach or material violation by the other party of this Agreement and the failure to cure such breach within thirty (30) days after written notice of such violation is given to the violating party; or (c) by either party immediately and at any time upon the other party becoming subject to voluntary or involuntary bankruptcy or receivership or similar proceedings, or making an assignment for the benefit of its creditors.

7.3              Effect of Termination.  Upon termination of this Agreement, all obligations under this Agreement shall immediately terminate except as expressly provided for in this Agreement and provided any claim that a Party may have for indemnification pursuant to Article 6 (Indemnification) shall survive such termination.

SECTION 8           MISCELLANEOUS.

8.1               Further Actions.  In case at any time after the Effective Date any further action is necessary to carry out the purposes of this Agreement, each of the parties will take such further action (including the execution and delivery of such further instruments and documents) as any other party reasonably may request, which assistance shall be provided without charge except for reimbursement of reasonable out-of-pocket expenses (unless the requesting party is entitled to indemnification therefor under Section 6).

8.2              No Third-Party Beneficiaries.  This Agreement shall not confer any rights or remedies upon any other Person other than the parties and their respective successors and permitted assigns.

8.3              Force Majeure.  Each party's performance obligations shall be suspended, in whole or in part, in the event of and to the extent that Acts of God, acts of terrorism or war (whether or not declared), riot, fire, explosion, flood, sabotage, strike, compliance with governmental law or regulations, order or actions, or national defense requirements, or other acts and causes beyond the reasonable control of such party, make the performance obligation of such party commercially impracticable.

8.4              Entire Agreement.  This Agreement (including the documents referred to herein) entered into among the parties constitutes the entire agreement between the parties and supersedes any prior understandings, agreements, or representations by or between the parties, written or oral, to the extent related to the subject matter hereof.

8.5              Succession and Assignment.  This Agreement shall be binding upon and inure to the benefit of the parties named herein and their respective successors and permitted assigns. No party may assign either this Agreement or any of its rights, interests, or obligations hereunder (by operation of law, merger or otherwise) without the prior written approval of the other party; provided, however, that Buyer may assign any or all of its rights and interests hereunder to one or more of its Affiliates or to a purchaser of substantially all the assets of Buyer.

8.6              Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument. Signatures sent by telecopy or PDF file shall constitute originals.

8.7              Headings.  The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement. All references in this Agreement to Sections, Schedules and Exhibits are to sections, schedules and exhibits to this Agreement, unless otherwise indicated.

8.8              Notices.  All notices, demands and other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given (a) if personally delivered, on the date of delivery, (b) if delivered by express courier service of national standing for next day delivery (with charges prepaid), on the Business Day following the date of delivery to such courier service, (c) if deposited in the United States mail, first-class postage prepaid, on the date of delivery, (d) if delivered by telecopy, provided the relevant transmission report indicates a full and successful transmission, (x) on the date of such transmission, if such transmission is completed at or prior to 5:00 p.m., local time of the recipient party, on the date of such transmission, and (y) on the next Business Day following the date of transmission, if such transmission is completed after 5:00 p.m., local time of the recipient party, on the date of such transmission, or (e) if delivered by e-mail, provided the relevant computer record indicates a full and successful transmission or no failure message is generated (x) on the date of such transmission, if such transmission is completed at or prior to 5:00 p.m., local time of the recipient party, on the date of such transmission, and (y) on the next Business Day following the date of transmission, if such transmission is completed after 5:00 p.m., local time of the recipient party, on the date of such transmission. Notices, demands and communications to Seller or Buyer shall, unless another address is specified in writing pursuant to the provisions hereof, be sent to the address indicated below:

If to Seller:                                        Ecos Bio-Art, LLC
1250 South Grove Avenue
Suite 308
Barrington, IL 60010
Attn: James Kwak
Email: jkk@ecolocap.com

If to Buyer:                                      Lakeshore Recycling Systems, LLC
6132 Oakton Street
Morton Grove, IL 60053
Phone: (773) 685-8811
Facsimile: (773) 685-6043
Attn: Alan T. Handley
Email: ahandley@lrsrecycles.com

with copy to:                                   Much Shelist, PC
190 N. Wacker Drive, Suite 1800
Chicago, IL 60606
Phone: (312) 521-2000
Fax: (312) 521-2100
Attn: Mitchell Roth
Email: mroth@muchshelist.com

8.9              Applicable Law.  The laws of the State of Illinois (other than those pertaining to conflicts of law) shall exclusively govern all aspects of this Agreement, irrespective of the fact that one of the parties now is or may become a resident of a different state or country. The parties agree that all actions or proceedings in any way, manner or respect, arising out of or from or related to this Agreement shall be litigated exclusively in federal or state courts having situs in the county of Cook, in the state of Illinois. Each party hereby consents and submits to the jurisdiction of any local, state or federal court located within said city and state and hereby waives any rights it may have to transfer or change the venue of any such litigation.

8.10            Waiver of Jury Trial.  TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAWS, EACH PARTY HERETO HEREBY WAIVES AND COVENANTS THAT IT WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE) ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE OR ACTION, CLAIM, CAUSE OF ACTION OR SUIT (IN CONTRACT, TORT OR OTHERWISE), INQUIRY PROCEEDING OR INVESTIGATION ARISING OUT OF OR BASED UPON THIS AGREEMENT OR THE SUBJECT MATTER HEREOF OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE TRANSACTIONS CONTEMPLATED HEREBY, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING.

8.11            Amendments and Waivers.  No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by each of the parties. No waiver by any party of any provision of the Agreement or any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be valid unless the same shall be in writing and signed by the party making such waiver nor shall such waiver be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence. Buyer's failure to insist on performance of any of the terms or conditions herein or to exercise any right or privilege or Buyer's waiver of any breach hereunder shall not thereafter operate as a waiver of those terms, conditions, rights or privileges or as a waiver of any other terms, conditions, or privileges, whether of the same or similar type.

8.12            Severability and Partial Enforcement.  Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If any term or condition of this Agreement shall be invalid or unenforceable to any extent or in any application, then such term or condition shall automatically, and without any further action, be reformed so as to retain the fullest extent of any restriction therein which is permitted by law and the remainder of this Agreement, and such term or condition, except to such extent or in such application, shall not be affected thereby, and each and every term and condition of this Agreement shall be valid and enforced to the fullest extent and in the broadest application permitted by law.

8.13            Expenses.  Each of Buyer and Seller will bear its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby. All transfer, documentary, sales, use, stamp, registration and other such Taxes, and all conveyance fees, recording charges and other fees and charges (including any penalties and interest) incurred in connection with the consummation of the transactions contemplated by this Agreement shall be paid by Seller when due, and Seller will, at its own expense, file all necessary Tax returns and other documentation with respect to all such Taxes, fees and charges, and, if required by applicable law, the parties will, and will cause their Affiliates to, join in the execution of any such Tax returns and other documentation.

8.14            Construction.  The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word "including" shall mean including without limitation.

8.15           Incorporation of Exhibits and Schedules.  The Exhibits and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Equipment Purchase Agreement to be duly executed and delivered as of the date first written above.

Buyer:		Seller:

Lakeshore Recycling Systems, LLC		Ecos Bio-Art, LLC

By:	ALAN T. HANDLEY	By:	JAMES KWAK

Name:	Alan T. Handley	Name:	James Kwak

Its:	CEO	Its:	Manager

Signature Page to Equipment Purchase Agreement

7106503

Exhibit A

Certain Defined Terms

"Affiliate" of any particular Person means any other Person controlling, controlled by or under common control with such particular Person, where "control" means the possession, directly or indirectly, of the power to direct the management and policies of a Person whether through the ownership of voting securities, by contract or otherwise.

"Business Day" means any day that is not a Saturday, a Sunday or other day on which banks are required or authorized by Law to be closed in Chicago, Illinois.

"Governmental Authority" means any foreign, provincial, United States federal, state, county, municipal or other local jurisdiction, political entity, body, organization, subdivision or branch, legislative or executive agency or department or other regulatory service, authority or agency.

"Intellectual Property Rights" means all of the following in any jurisdiction throughout the world (i) patents, patent applications, and patent disclosures, (ii) trademarks, service marks, trade dress, trade names, brand names, slogans, and logos (and all translations, transliterations, adaptations, derivations and combinations of the foregoing), together with all of the goodwill associated therewith, (iii) copyrights and copyrightable works, (iv) trade secrets, technology, know how, inventions, improvements, specifications, business and manufacturing methods and processes, product designs and other blue prints, formulae, recipes, techniques, technical data and manuals, and research and development information and all other confidential information, (v) registrations, applications and renewals for any of the foregoing, as applicable, and (vi) all other proprietary and intellectual property rights.

"Laws" means all applicable foreign, provincial, United States federal, state, county, municipal or other local criminal, civil or common laws, statutes, ordinances, orders, regulations, judgments, decrees and injunctions of any Governmental Authority.

"Lien" means any mortgage, pledge, lien, encumbrance, charge, or other security interest of any kind or nature.

"Losses" means all actions, suits, proceedings, hearings, investigations, charges, complaints, claims, demands, injunctions, judgments, orders, decrees, rulings, damages, dues, penalties, fines, costs, reasonable amounts paid in settlement, liabilities, obligations, taxes, liens, losses, expenses, and fees, including court costs and reasonable attorneys' fees and expenses.

"LRS Location" means any location where the Buyer operates its business on or after the date hereof.

"Person" means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, or a Governmental Authority.

"Purchased Systems" means all Systems purchased by the Buyer hereunder.

"Specifications" means the specifications attached hereto as Schedule 1, which includes the schematics for the System, and a detailed list of the most critical components required to operate the

System (the "Critical Components"), as may be amended from time to time by mutual agreement of the parties.

"System" means a biofermentation system which turns organic waste into a byproduct which can be processed into a high quality organic fertilizer.

"Tax" means any and all income taxes and other taxes whatsoever (whether federal, state, local or foreign), including, without limitation, gross receipts, profits, sales, use, occupation, value added, ad valorem, transfer, franchise, withholding, payroll, employment, excise, property, license, severance, stamp, premium, windfall profits, customs duties, capital stock, social security (or similar), unemployment, disability, alternative or add-on minimum and estimated taxes, together with any interest, penalties or additions to tax imposed with respect thereto.

"Technology" means the technology described on Schedule 3 attached hereto.

Exhibit B

Form of Bill of Sale

7157166

BILL OF SALE

This Bill of Sale (this "Bill of Sale") is made and delivered as of _______________, 20___ by and between Lakeshore Recycling Systems, LLC, a Delaware limited liability company ("Buyer"), and Ecos Bio-Art, LLC, a Delaware limited liability company ("Seller")

RECITALS

A.                Buyer and Seller have entered into that certain Equipment Purchase Agreement dated as of even date herewith (the "Purchase Agreement"), relating to the purchase of certain equipment of Seller. Capitalized terms used herein but not otherwise defined herein shall have the meanings set forth in the Purchase Agreement.

B.                This Bill of Sale is executed and delivered pursuant to the Purchase Agreement.

AGREEMENT

NOW, THEREFORE, Seller hereby agrees as follows:

1.                 Transfer of Equipment.  Seller hereby sells, assigns, conveys, transfers and delivers the [Purchased System]1 and all of Seller's rights, title and interest therein and thereto to Buyer and its successors and assigns.

2.                 Further Assurances.  Seller will, from time to time, execute and deliver, or cause to be executed and delivered, such additional instruments, notices, releases, certificates, powers of attorney, assurances, bills of sale, and other documents and do all such further acts, assignments, transfers and other things, as may reasonably be requested by Buyer in order to more completely transfer the Purchased System and for the effective confirmation, consummation and particularization of this Bill of Sale in each case to the extent consistent with the terms and provisions of the Purchase Agreement.

3.                  Additional Rights and Obligations.  Seller hereby agrees and acknowledges that this Bill of Sale is being entered into and delivered pursuant to and subject to the terms and conditions set forth in the Purchase Agreement, that additional rights and obligations of the parties are expressly provided for therein, and that the execution and delivery of this Bill of Sale shall not impair or diminish any of the rights or obligations of any of the parties to the Purchase Agreement, as set forth therein.

4.                 Representations and Warranties.  The representations and warranties of Seller set forth in the Purchase Agreement relating to the Purchased System are incorporated by reference into this Bill of Sale as if set forth in full herein.

5.                  Conflicts.  This Bill of Sale is subject in all events to the terms and conditions of the Purchase Agreement. In the event of a conflict or inconsistency between this Bill of Sale and the Purchase Agreement, the terms of the Purchase Agreement shall prevail.

6.                  Governing Law.  This Bill of Sale shall be governed by and construed exclusively in accordance with the laws of the State of Illinois.

7.                  Binding Effect.  This Bill of Sale shall be binding upon Seller and its successors and assigns and inure to the benefit of Buyer and its successors and assigns.

1 Identifying information will need to be included, for example, a serial number.

[Signature Page Follows]

IN WITNESS WHEREOF, Seller has executed this Bill of Sale as of the date first written above.

Ecos Bio-Art, LLC

By:	JAMES KWAK

Name:	James Kwak

Its:	Manager

7106503

Schedule 1

System Specifications

See attached.

7106503

Description and Specifications

The Product/System redirects all organic MSW and yard waste from landfill and composters with the byproduct of organic fertilizer, chicken, or fish feed.

The process takes 7 days. Total time is dependent on water content. Ideal water content is 65%.

ECOS, Bio-Compost is the best technology for high-speed fermentation for organic waste that includes: organic MSW; fruits; vegetables; yard waste; all types of fats and meats; wood (must be in small chips).

The Bio-compost method can ferment organic wastes with moisture content up to 75% utilizing patented, aerobic fermentation technology and beneficial microbes.

The extremely fast fermentation bacillus process is further enhanced by the temperature being electronically maintained at 60 o ~ 70 O C, and monitored, with stirring action and continuous air injection. The Bio-Compost aerobic high-speed fermenter is a vertical sealed structure with a very small footprint. All processes are aerobic and no methane is produced. Thermal oxidation and other processes eliminate odors. There is zero leachate.

Organic matter is inputted either through a batch or continuous process. The inputs are stirred into the fermenter inoculated with our special aerobic bacteria. Fresh sources of oxygen keep the fermentation environment oxygen rich. The stirring, oxygen source and input (food scraps, yard waste, various sludge's, manure sludge, slaughter by-products) is an oxidation process, the heat evaporates most of the water which reduces the volume leaving the byproduct which can be an organic fertilizer or organic chicken, pig, or fish food depending on input.

This installation will include the following:

1)            1 – 3-ton input hopper

2)            3 - Archimedean screw conveyors

3)            1 – crusher

4)            1 – mixer1 – ECOS/Bio-ART system

5)            15-ton input/5-ton output.

Bio-Composter Specifications

Item / model (MM)	A	B	C	D	E

13 kG (14.3 Tons)	6,000	6,000	9,520	5,540	7,790

Feet	19.7	19.7	30.4	18.2	25.6

10 kG	6,000	6,000	4,770	4,790	7,040

Feet	19.7	19.7	16	16	23

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Livestock manure or food waste input/24 hr.)	Production/Module
	Moisture content is 66%- 75%				Fermentation period 8 days
	1 day input	14.3 Tons	10,000 KG	7,000 KG
	1 day input	2.86 Tons	2,000 KG	1,000 KG	Output can be varied from 40% to 2% input weight by settings
	If the moisture content is below 65% moisture				Fermentation period 7 days
	1 day input	14.3 Tons	10,000KG	7,000KG	Output can be varied from 40% to 2% input weight by settings
	1 day input	2.86 Tons	2,000 KG	1,000 KG

Electrical Requirements of Production	13kG	10kG	5kG	Comment
Total Volume:	90m	77m	66m
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Power Requirements:	380V, 60Hz, 3PH			Computed at $0.075 kWhr
Hydraulic Motors:	11 KW, 10HP	7.5 KW, 10HP	7.5 KW, 9HP	Continuous
Multistage Blower:	18.5 KW, 25HP	18.5 KW, 25HP	15 KW, 20HP	Continuous
Bucket Elevator:	2.2 KW, 3HP	2.2 KW, 3HP	1.5 KW, 2HP	On Demand
Input Door:	0.75 KW, 1HP	0.75 KW, 1HP	0.75 KW, 1HP	On Demand
Discharge Screw:	2.2 KW, 3HP	2.2 KW, 3HP	1.5 KW, 2HP	On Demand

Critical Components for operation as per Supply Agreement

1) Electrical Control Panel
2) Operation Control Panel
3) Input Hopper (M-01)
4) Input screw to crusher (M-02)
5) Crusher (M-03)
6) Mixer (M-04)
7) Input screw and elevator to input port of vessel (M-05) (M-06)
8) Rotating Paddles
9) 3 temperature measuring probes
10) Operation Software
11) Vessel
12) Hydraulic Motor
13) Blower
14) Input Door
15) Discharge Screw (M-07)
16) Discharge conveyor

17)

Critical Components for operation as per Supply Agreement (Continued)

13) Blower
10
8) Rotating Paddles
11) Vessel
90
20
40
40
65
65
50
38
30
70
50
60
12) Hydraulic Motor

Schedule 2

Technology

See attached.

7106503

Locations in Korea

Over 400 units operating with 50 in construction.

A third factory is being built to keep up with orders total Korean projected market 10,000 units.

Technology

1.    Technological Data

1)	Principle of Technology
This technology is adaptable to any type of organic input. ECOS / Bio-Art is patented air stirring high-speed fermentation technology, utilizing specifically cultured bacillus, and incorporated into a specifically designed vessel. The process takes 7 days and lowers water content to average of 25% on an output that can be used as manure, animal feed, animal bedding of biomass through high-speed aerobic fermentation. This computer controlled process is monitors the temperature, moisture and heat to any type of organic input with a H2O content of 65% or less.

2) Process

Input
Moisture Level
Input Level
Fermentation Level
Discharge Level
Output

3) Design Condition

(1) Condition of input compost – Maintain 65% moisture

- Input compost: Mix with sawdust (25%) or dry output - Water content of input compost: 65% or less

- Daily input capacity

Chicken manure: 12 ton/day

Pig manure: 10 ton/day

Food: 12 ton/day

Organic slime: 10 ton/day ton/day - Daily operating time: 24 Hr/day

(2) Fermentation Equipment Selection

No. of Installation: 1 - 10 MT

Processing Capacity

•	Chicken manure: 500 kg/Hr
•	Pig manure: 417 kg/Hr
•	Food: 500: kg/Hr
•	Organic slime/Petrol Sludge: 417 kg/Hr

- Water content after fermentation

•	Chicken manure: 25% or less
•	Pig manure: 25% or less
•	Food: 25% or less
•	Organic slime: 25% or less

4) Design Capacity Calculation

(1) Selected high-speed fermentation equipment

- Model: GOLD-90

- Motor Power: 40kW

- Processing Capacity: 10,000-42000kg/day

- Size: 4,500mmW x 4,500mmL x 10,800mmH

Fermentation equipment processing quantity and consumed power

Item	Unit	Chicken Manure	Pig Manure	Organic MSW
Processing quantity	kg/day	12,000	10,000	12,000
Consumed power	kW	40	40	40
Processing time	Hr/day	24	24	24

(2) Chicken manure quantity and overhaul calculation

a. Ventilation fermentation container capacity calculation

   - Water content of input raw material (%): Livestock manure +
 (sawdust or dry chicken manure) =65%

   - Total volume of fermentation container input raw material (m3/day)

= Total weight of input raw material -- Weight
before fermentation = 12 - 0.65

= 18.5 m3/day

b. Calculation of input raw material content

   - Weight of input raw material dry solids (ton/day)

= (12 x (100 – 65))/100

= 4.2 ton/day

   - Water content of input raw materials (ton/day)

= Total weight of input raw materials - Weight of input raw
material dry solids

= 12 - 4.2

= 7.8 ton/day

c.   Calculation of water content after fermentation

   - Weight of fermentation raw material dry solids (ton/day)

= Weight of input raw material dry solids/100 - water content after
fermentation) x water content                           after fermentation

= 4.2/(100-25) x 25

= 1.4 ton/day

d.   Water removal after fermentation (ton/day)

= Water content of input raw material - Water content
after fermentation = 7.8 - 1.4

= 6.4 ton/day

(4) Pig manure capacity calculation and overhaul calculation

a.   Ventilation fermentation container capacity calculation

- Water content of input raw material (%): Livestock manure + (sawdust or dry chicken manure) = 65%

- Total volume of input raw material to fermentation container (m3/day)

= Total quantity of input raw material ± Volume before fermentation

= 10 + 0.65

= 15.4 m7day

b.   Calculation of input raw material content

Weight of input raw material dry solids (ton/day)

= (10 x (100 – 65))/100

= 3.5 ton/day

Water content of input raw material (ton/day)

= Total weight of input raw material - Weight of input raw material dry solids

= 10 - 3.5

= 6.5 ton/day

c.   Calculation of water content after fermentation

   - Weight of fermentation raw material dry solids (ton/day)

= Weight of input raw material dry solids +(100 – water content after fermentation) x water content after fermentation

= 3.5 + (100 - 25) x 25

= 1.17 ton/day

d.   Water removal after fermentation (ton/day)

= Water content of input raw material - Water content after fermentation

= 6.5 - 1.17

= 5.33 ton/day

Korean Installations

Petroleum Sludge – 22 MT/Day

Sludge is delivered daily and deposited into storage pit. The pit has a plastic cover the is deployed to keep rain out of the pit.

Enclosed conveyor belts load the 2 -12 MT units are manually started. It takes approximately 40 minutes for the total the 24 MT to be loaded into both units. The system stops when the weight limits are reached. Discharge is manually operated and conducted after loading. The units automatically discharge 1/3 the input by weight.

The output is used as a biomass replacement for power generation.

1) Slaughter House (Pig and Cow) - 8 MT/Day
   Input is a combination of paunch derived from the slaughter of pig and cows, manure and grease from the traps.

7

The input is transferred by front loader to the input bucket where it is loaded into the fermenter. This process occurs during the day at no set intervals or time.

The operator discharges the manure into the loading bucket and presses a remote control button on the front loader. The system loads and returns the bucket to the neutral position for additional loading.

At the end of the day the operator will discharge the finished output. He bags the output. The computer controller will precisely dispense 1/3 the daily input. The process guarantees the output will be finished.

8

Chicken Egg Laying - 12 MT/Day

Droppings are at 65% or less moisture content. The droppings moved via conveyor and discharged into a storage pit. The pit is unloaded by manually starting the conveyor and deposited into the digester. The discharge is done manually at the end of the day daily. Discharge is equal to 1/3 the daily input.

9

2) Manure (Cow, Pig Fowl) 400 MT/Day
   Combination of manual and automatic.
   These systems are located at CAFO's throughout S Korea. Presently over 400 MT/day of manure is being remediated into high grade fertilizer.

플로링
플로링

10

Organic MSW – 120 MT/Day

This is a fully enclosed automatic operation and is run by one of the largest Korean companies. This system process mixed organic waste that has plastic bags and small non-organic items such as bones and plastic bottle tops.

The MSW is dropped into a pit where it passes through a crusher.

From the crusher the MSW follows a series of conveyor belts in the next empty unit

The entire operation is remotely controlled and monitored is a control center that additionally can visually monitor exterior operation via window or CCTV.

The output is computer controlled and is sent out to a trammel mill where the non-fermented output is separated from the organic. The organic output is sold as fertilizer and the non-organic is used as fuel to generate electricity. All output is loaded into 1 m^3 bags.

11

3) Under Construction

Organic MSW – 120 MT/Day

This operation is associated with a landfill. Presently unsorted MSW is deposited into a grinder where it is burned and the ashes are deposited into the landfill. The new operation will finely grind the unsorted MSW. Output is to be used as a soil amendment.

김해시 음식물·대형폐기물 처리시설

12

4) Under Construction 360 MT/Day

    a. One Location will process the following under one roof:
        i. Hazards organics – 24 MT/Day
        ii. Human Biosolids – 48 MT/Day
        iii. Unsorted Organic MSW – 336 MT/Day

13

Control Functions

1) Touch Screen Functions
2) Measure and control input by weight
3) Measure and control output by weight
4) Measure temperature in at least three levels
5) Measures moisture content
6) Measures total capacity at any time
7) System Functionality and operation monitoring
8) Full Remote capabilities
9) Malfunction Warning

7157166

10 – 15 ton/24-hour Auto Loading

3800
6000
6000
6000
6000
3800
3000
3000
3000
3000
3000
A
A"
4260
5041
6200
11000
3000
3000
3000
3000
3000
3800
6000
6000
6000
6000
3800
31600

7157166

10 – 15 ton/24-hour Batch Loading

3800
6000
6000
6000
6000
3800
3000
3000
3000
3000
3000
1650
5041
6200
11000
900
3000
3000
3000
3000
3000
3800
6000
6000
6000
6000
3800
31600

4100
730
11000
730
19200
4100
11715.69

7157166

10 – 15 ton/24-hour Batch Loading

3488
4022
11060
3550
2970.5
1275
3000
3000
3000
3000
3000
3000
3000
3000
3000
3000
3800
6000
6000
6000
6000
6000
6000
6000
6000
6000
3800
61600
730
11415.69
11060

특허증
CERTIFICATE OF PATENT

특 허 Patent Number	**제 10-1512374 호**
출원번호 Application Number	제 10-2013-0129739 호
출원일 Filing Date	2013년 10월 30일
등록일 Registration Date	2015년 04월 09일

발명의 명칭 Title of the Invention

이중 중공축 축분 발효기

특허권자 Patentee

태창바이오(주)(204311-0****)**
전라남도 담양군 금성면 금성산성길 161-38 ()

발명자 Inventor

전효준(880519-1****)**
광주광역시 광산구 신가번영로8번길 42 (신가동)

위의 발명은 「특허법」에 따라 특허등록원부에 등록되었음을 증명합니다.
This is to certify that, in accordance with the Patent Act, a patent for the invention has been registered at the Korean Intellectual Property Office.

2015년 04월 09일

특허청장
COMMISSIONER,
KOREAN INTELLECTUAL PROPERTY OFFICE

7157166

특허증
CERTIFICATE OF PATENT

특 허 Patent Number	제 10-1508512 호
출원번호 Application Number	제 10-2013-0129741 호
출원일 Filing Date	2013년 10월 30일
등록일 Registration Date	2015년 03월 30일

발명의 명칭 Title of the Invention

발효열을 이용한 축분 발효기

특허권자 Patentee

태창바이오(주)(204311-0****)**
전라남도 담양군 금성면 금성산성길 161-38 ()

발명자 Inventor

전효준(880519-1****)**
광주광역시 광산구 신가번영로8번길 42 (신가동)

위의 발명은 「특허법」에 따라 특허등록원부에 등록되었음을 증명합니다.
This is to certify that, in accordance with the Patent Act, a patent for the invention has been registered at the Korean Intellectual Property Office.

KOREAN INTELLECTUAL PROPERTY OFFICE · 대한민국 특허청 ·

2015년 03월 30일

특허청장
COMMISSIONER,
KOREAN INTELLECTUAL PROPERTY OFFICE

7157166

서비스표등록증
CERTIFICATE OF SERVICE MARK REGISTRATION

등 록
Registration Number
제 41-0308525 호

출원번호
Application Number
제 41-2013-0041452 호

출원일
Filing Date
2013년 10월 31일

등록일
Registration Date
2014년 12월 30일

서비스표권자 Owner of the Service Mark Right
전효준(880519-1****)**
광주광역시 광산구 신가번영로8번길 42 (신가동)

TAE CHANG INDUSTRY
태창바이오

서비스표를 사용할 서비스업명 및 구분
List of Services
제 35 류
비료 판매대행업등 14건

위의 표장은 「상표법」에 따라 서비스표등록원부에 등록 되었음을 증명합니다.
This is to certify that, in accordance with the Trademark Act, a service mark has been registered at the Korean Intellectual Property Office.

2014년 12월 30일

KOREAN INTELLECTUAL PROPERTY OFFICE · 대한민국 특허청

특허청장
COMMISSIONER,
THE KOREAN INTELLECTUAL PROPERTY OFFICE

7157166

디자인등록증

CERTIFICATE OF DESIGN REGISTRATION

등 록 제 30-0732646 호 (REGISTRATION NUMBER)	
출원번호 (APPLICATION NUMBER)	제 2013-0061354 호
출 원 일 (FILING DATE:YY/MM/DD)	2013년 12월 05일
등 록 일 (REGISTRATION DATE:YY/MM/DD)	2014년 02월 28일
등록의 구분 (TYPE OF REGISTRATION)	심 사 등 록 (EXAMINED REGISTRATION)

디자인의 대상이 되는 물품 (ARTICLE THAT IS THE OBJECT OF THE DESIGN)

축산 분뇨 발효기

디자인권자 (OWNER OF THE DESIGN RIGHT)

태창바이오(주)(204311-0******)

전라남도 담양군 금성면 금성산성길 161-38 ()

창작자 (CREATOR)

전승록(660619-1******)

전남 영암군 군서면 영암로 1232-54,

위의 디자인은 「디자인보호법」에 따라 디자인등록원부에 등록되었음을 증명합니다.

(THIS IS TO CERTIFY THAT THE DESIGN IS REGISTERED ON THE REGISTER OF THE KOREAN INTELLECTUAL PROPERTY OFFICE.)

2014년 02월 28일

특 허 청 장 김 영

COMMISSIONER, THE KOREAN INTELLECTUAL PROPERTY OFFICE

연차등록료 납부일은 설정등록일 이후 4년차부터 매년 02월 28일까지이며 등록원부로 권리관계를 확인바랍니다.

7157166